                           PURCHASE AND SALE AGREEMENT

                                     between

                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                                   ("Seller")



                                       and



                         WELLPOINT HEALTH NETWORKS INC.

                                    ("Buyer")



                          Dated as of October 10, 1996
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                                TABLE OF CONTENTS

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ARTICLE I                  SALE OF GBO SUBSIDIARIES SHARES, TRANSFER OF GBO
                           DIVISION ASSETS AND ASSUMPTION OF GBO DIVISION
                           LIABILITIES........................................................................  2

         Section 1.1       Sale of the GBO Subsidiaries Shares, Transfer of the GBO Division
                           Assets and Assumption of the GBO Division Liabilities..............................  2
         Section 1.2       Transfers Requiring Consent........................................................  4
         Section 1.3       ASO Contracts......................................................................  5
         Section 1.4       Closing............................................................................  7
         Section 1.5       Closing GAAP Equity Amount.........................................................  7
         Section 1.6       Manner of Payment.................................................................. 10
         Section 1.7       Fees............................................................................... 10

ARTICLE II                 REPRESENTATIONS AND WARRANTIES OF SELLER AS TO THE
                           GBO INCLUDED BUSINESS AND GBO SUBSIDIARIES......................................... 10

         Section 2.1       Organization....................................................................... 10
         Section 2.2       No Conflict........................................................................ 11
         Section 2.3       Financial Statements............................................................... 11
         Section 2.4       Undisclosed Liabilities; Absence of Changes........................................ 12
         Section 2.5       Representations Regarding GBO Included Assets and Real Property.................... 12
         Section 2.6       Reserves........................................................................... 12
         Section 2.7       Filings and Notices; Approvals and Consents........................................ 12
         Section 2.8       Contracts.......................................................................... 13
         Section 2.9       Litigation......................................................................... 15
         Section 2.10      Labor Relations; Employees......................................................... 15
         Section 2.11      Pension Plans...................................................................... 16
         Section 2.12      Intellectual Property.............................................................. 17
         Section 2.13      Taxes.............................................................................. 17
         Section 2.14      Capitalization of the GBO Subsidiaries............................................. 18
         Section 2.15      Subsidiaries and Investments in Affiliates......................................... 18
         Section 2.16      Employees.......................................................................... 18
         Section 2.17      Insurance Business................................................................. 18
         Section 2.18      Compliance with Law; Permits and Licenses.......................................... 19
         Section 2.19      No Brokers......................................................................... 20
         Section 2.20      Compliance with Legislation Regulating Environmental Quality....................... 20
         Section 2.21      No Extraordinary Items or Accounting Changes....................................... 21
         Section 2.22      No Misrepresentations.............................................................. 21
         Section 2.23      Adequacy and Completeness of GBO Included Assets................................... 21

ARTICLE III                REPRESENTATIONS AND WARRANTIES OF BUYER............................................ 21

         Section 3.1       Organization....................................................................... 21
         Section 3.2       Authority; No Conflict; Binding Effect............................................. 21
         Section 3.3       Filings and Notices; Approvals and Consents........................................ 22
         Section 3.4       Brokers or Finders................................................................. 22
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         Section 3.5       Investment Intent.................................................................. 22
         Section 3.6       Actions Pending.................................................................... 22
         Section 3.7       Reports; Financial Statements...................................................... 23
         Section 3.8       Authority to Conduct GBO Included Business......................................... 24
         Section 3.9       No Misrepresentations.............................................................. 24

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF SELLER AS TO
                           ITSELF............................................................................. 25

         Section 4.1       Organization....................................................................... 25
         Section 4.2       Authority; No Conflict; Binding Effect............................................. 25
         Section 4.3       Filings and Notices; Approvals and Consents........................................ 25
         Section 4.4       Title to GBO Subsidiaries Shares................................................... 25
         Section 4.5       Actions Pending.................................................................... 26

ARTICLE V                  COVENANTS OF SELLER................................................................ 26

         Section 5.1       Operation of the Business.......................................................... 26
         Section 5.2       Access............................................................................. 27
         Section 5.3       Additional Financial Statements.................................................... 27
         Section 5.4       Third-Party Reinsurance Agreements................................................. 28
         Section 5.5       Updating of Information............................................................ 28
         Section 5.6       Employment Loss.................................................................... 28
         Section 5.7       GBO Employees...................................................................... 28
         Section 5.8       Regulatory Filings, etc............................................................ 28
         Section 5.9       Covenant Not to Compete............................................................ 28
         Section 5.10      Amounts Due to or Due From Affiliates.............................................. 29
         Section 5.11      Termination or Modification of Existing GBO Policies............................... 29
         Section 5.12      Healthcare Providers and Networks.................................................. 30

ARTICLE VI                 COVENANTS OF BUYER................................................................. 31

         Section 6.1       Updating of Information............................................................ 31
         Section 6.2       Post-Closing Access by Seller...................................................... 31
         Section 6.3       Regulatory Filings, etc............................................................ 31

ARTICLE VII                JOINT COVENANTS.................................................................... 32

         Section 7.1       Filings and Notices; Approvals and Consents........................................ 32
         Section 7.2       Policyholder Confidentiality....................................................... 32
         Section 7.3       Form and Rate Filings.............................................................. 32

ARTICLE VIII               TRANSITIONAL MATTERS............................................................... 32

         Section 8.1       GBO Included Business Real Property................................................ 32
         Section 8.2       Certain Support Services........................................................... 33
         Section 8.3       Reinsurance........................................................................ 33
         Section 8.4       Transitional Marketing Arrangements................................................ 33
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         Section 8.5       Use of Name Post-Closing........................................................... 33
         Section 8.6       Change of HASG Name................................................................ 33
         Section 8.7       Lease of Furniture, Fixtures and Equipment......................................... 33
         Section 8.8       Transfer of MIS Software........................................................... 35
         Section 8.9       Commissions and Expenses Due....................................................... 35
         Section 8.10      Seller Life and Health Account..................................................... 36

ARTICLE IX                 CERTAIN TAX MATTERS................................................................ 36

         Section 9.1       Section 338(h)(10) Election........................................................ 36
         Section 9.2       Returns; Indemnification; Liability for Taxes...................................... 37
         Section 9.3       Cooperation; Refunds and Credits................................................... 38
         Section 9.4       Termination of Tax Sharing Agreements.............................................. 39
         Section 9.5       Conduct of Audits and Other Procedural Matters..................................... 39
         Section 9.6       Resolution of Disagreements Among Parties.......................................... 39

ARTICLE X                  GBO EMPLOYEES...................................................................... 40

         Section 10.1      GBO Employees...................................................................... 40

ARTICLE XI                 CONDITIONS TO OBLIGATIONS OF BUYER................................................. 42

         Section 11.1      Representations and Warranties Correct............................................. 42
         Section 11.2      Performance; No Default............................................................ 42
         Section 11.3      Absence of Injunction.............................................................. 42
         Section 11.4      Governmental Approvals............................................................. 42
         Section 11.5      Consents........................................................................... 42
         Section 11.6      Intercompany Accounts.............................................................. 43
         Section 11.7      Transfer Taxes..................................................................... 43
         Section 11.8      No Material Adverse Effect......................................................... 43
         Section 11.9      Resignation of Directors........................................................... 43
         Section 11.10     Other Transactional Agreements..................................................... 43
         Section 11.11     Opinion of Counsel for Seller...................................................... 43

ARTICLE XII                CONDITIONS TO OBLIGATIONS OF SELLER................................................ 43

         Section 12.1      Representations and Warranties Correct............................................. 43
         Section 12.2      Performance; No Default............................................................ 44
         Section 12.3      Absence of Injunction.............................................................. 44
         Section 12.4      Governmental Approvals............................................................. 44
         Section 12.5      No Material Adverse Effect......................................................... 44
         Section 12.6      Other Transaction Documents........................................................ 44
         Section 12.7      Offers to GBO Employees............................................................ 44
         Section 12.8      Buyer Capital Contribution to Buyer................................................ 44
         Section 12.9      Opinion of Counsel for Buyer....................................................... 44
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ARTICLE XIII               DELIVERIES AT CLOSING.............................................................. 44

         Section 13.1      Deliveries by Seller............................................................... 44
         Section 13.2      Deliveries by Buyer................................................................ 45
         Section 13.3      Deliveries by Seller and Buyer..................................................... 45

ARTICLE XIV                INDEMNIFICATION.................................................................... 46

         Section 14.1      Indemnification.................................................................... 46
         Section 14.2      Defense of Third Party Claims...................................................... 47
         Section 14.3      Direct Claims...................................................................... 49

ARTICLE XV                 ARBITRATION........................................................................ 49

         Section 15.1      General............................................................................ 49
         Section 15.2      Initiation of Arbitration.......................................................... 49
         Section 15.3      Appointment of Arbitrators......................................................... 49
         Section 15.4      Decision........................................................................... 50
         Section 15.5      Expenses of Arbitration............................................................ 50
         Section 15.6      Location of Arbitration............................................................ 50
         Section 15.7      Survival of Article................................................................ 50
         Section 15.8      Other Actions...................................................................... 50

ARTICLE XVI                MISCELLANEOUS PROVISIONS AND AGREEMENTS............................................ 50

         Section 16.1      Confidentiality.................................................................... 50
         Section 16.2      Expenses........................................................................... 51
         Section 16.3      Notices............................................................................ 51
         Section 16.4      Amendments; Termination............................................................ 52
         Section 16.5      Consent to Jurisdiction............................................................ 52
         Section 16.6      Assignment; Affiliate of Buyer..................................................... 53
         Section 16.7      Entire Agreement................................................................... 53
         Section 16.8      Applicable Law..................................................................... 53
         Section 16.9      Survival........................................................................... 53
         Section 16.10     Further Assurances................................................................. 54
         Section 16.11     Definition of "Knowledge."......................................................... 54
         Section 16.12     Parties in Interest................................................................ 54
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LIST OF ANNEXES & SCHEDULES

Annex             A                 Definitions
                  B                 Form of Coinsurance Agreement
                  C                 Form of Assumption Reinsurance Agreement
                  D                 Form of License Agreement
                  E                 Form of Administration Agreement
                  F                 Form of Service Agreement
                  G                 Form of Lease Agreement (Boston)


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                  H                 Form of Lease Agreement (Dearborn)
                  I                 Form of Lease Assignment
                  J                 Omitted
                  K                 Form of Closing GAAP Balance Sheet
                  L                 Agreed GAAP Principles and Procedures

Schedule          2.1(c)            Jurisdictions Where Seller and CCI Licensed
                                    as a Utilization Review Agent
                  2.2               Conflicts
                  2.3(a)            Audited Financial Statements
                  2.3(b)            Interim Financial Statements
                  2.3(c)            Statutory Financial Statements
                  2.4               Undisclosed Liabilities; Absence of Change
                  2.5(a)            Title to GBO Included Assets; Liens
                  2.5(b)            Real Property
                  2.7               Filings and Notices; Approvals and Consents
                  2.8(a)            Contracts
                  2.8(b)            GBO Subsidiary Contracts
                  2.8(c)            Validity of Contracts
                  2.8(d)            ASO Contract and Existing GBO Policies
                                    Notice of Cancellation, Material Changes
                  2.9(a)            GBO Included Division Litigation
                  2.9(b)            GBO Subsidiaries Litigation
                  2.10(a)           GBO Division Employee Litigation; GBO
                                    Subsidiary Employee Litigation
                  2.10(b)           State or Local Law Notices of Employee
                                    Terminations
                  2.12              GBO Intellectual Property
                  2.13              Taxes
                  2.15              Investments in Subsidiaries and Affiliates
                  2.17(a)           Insurance Business-Conduct of GBO Included
                                    Business
                  2.17(b)           Insurance Licenses of Seller
                  3.8               Insurance Licenses of Buyer
                  8.10              Administrative Service Performance Standards
                  11.5              Third Party Consents and Approvals

                           PURCHASE AND SALE AGREEMENT



                  THIS PURCHASE AND SALE AGREEMENT dated as of October 10, 1996 (together with the Annexes and Schedules hereto, this "Agreement"), is entered into between John Hancock Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Massachusetts ("Seller"), and WellPoint Health Networks Inc., organized under the laws of California ("Buyer").

                  A. Seller is engaged in the GBO Business and desires to sell the GBO Included Business to Buyer and to retain the GBO Excluded Business (in each case, as defined in Annex A).

                  B. Seller and Buyer desire that Buyer or Buyer's designated Affiliate, UNICARE Life & Health Insurance Company, a Delaware stock life insurance company ("Unicare"), shall purchase the GBO Division Assets and assume the GBO Division Liabilities, and Buyer shall purchase the GBO Subsidiaries Shares, and Buyer or Unicare shall have the business capacity to conduct the GBO Included Business independently of Seller as of the Closing, except as specifically provided in this Agreement.

                  C. Seller's wholly owned subsidiary, John Hancock Subsidiaries, Inc. ("JHSI"), owns all of the outstanding capital stock of Cost Care, Inc. ("CCI") (the "CCI Shares") and all of the outstanding capital stock of Hancock Association Services Group, Inc. ("HASG") (the "HASG Shares") and sixty percent (60%) of the outstanding capital stock of TriState, Inc. ("TriState") (the "TriState Shares") (CCI owns the remaining forty percent (40%) of the outstanding capital stock of TriState) (the CCI Shares, the HASG Shares and the TriState Shares being collectively referred to as the "GBO Subsidiaries Shares").

                  D. Buyer desires to purchase the GBO Included Business and Seller desires to sell the GBO Included Business to Buyer on the terms and conditions hereinafter set forth, such sale to be effected by the following transactions at Closing:

                           (i) the sale and transfer by Seller, and acceptance
                  by Buyer or Unicare, of the GBO Division Assets and the assignment by Seller, and assumption by Buyer or Unicare, of the GBO Division Liabilities;

                           (ii) the sale by JHSI to Buyer of the GBO
                  Subsidiaries Shares; and

                           (iii) the reinsurance on an indemnity reinsurance
                  basis of all net retained risk of Seller after Third Party Reinsurance under the Existing GBO Policies pursuant to the Coinsurance Agreement and the Administration Agreement to be entered into by Seller and Unicare.

                  E. Seller and Buyer desire to enter into certain transitional arrangements that are intended to preserve the value of the GBO Included Business for an agreed period following the Closing.

                  F. The definitions of certain capitalized terms used herein are set forth on Annex A hereto.

                  In consideration of the premises and of the mutual covenants and agreements contained herein, Seller and Buyer hereby agree as follows:

                                    ARTICLE I

                        SALE OF GBO SUBSIDIARIES SHARES,
                         TRANSFER OF GBO DIVISION ASSETS
                   AND ASSUMPTION OF GBO DIVISION LIABILITIES

                  Section 1.1 Sale of the GBO Subsidiaries Shares, Transfer of the GBO Division Assets and Assumption of the GBO Division Liabilities.

                  (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing, for the consideration specified below, effective as of the Effective Time:

                           (i) Subject to the modifications described below, at
                  the Effective Time, Buyer will acquire from Seller those categories of GBO Division Assets identified on the Form of Closing GAAP Balance Sheet, and Buyer will assume from Seller those categories of GBO Division Liabilities identified on the Form of Closing GAAP Balance Sheet, which shall contain the following modifications and adjustments:

                                    (1) The amount of cash and Investment Assets
                           to be acquired by Buyer will be subject to, and adjusted by, the terms of Section 1.5 and by the terms of the Coinsurance Agreement.

                                    (2) Those "Premiums and Accounts Receivable"
                           relating to (i) Persons who are not a customer of the GBO Included Business on the date following the Closing and (ii) Persons who are in bankruptcy or receivership at the Effective Time will not be assigned to Buyer as GBO Included Assets. In addition, no "Premium or Account Receivable" which is one hundred twenty (120) or more days delinquent under the terms of Seller's arrangement or agreement with the account party will be assigned to Buyer as a GBO Included Asset. Buyer shall, however, use reasonable commercial efforts to collect for the account of Seller those Premiums and Accounts Receivable that are not being assigned to Buyer pursuant to the foregoing, if requested by Seller. Any payments received after Closing from a customer owing Premiums and Accounts Receivable not assigned to Buyer hereunder shall be applied on a first-in-first-out basis to amounts then due to Seller and Buyer from such customer, unless the customer shall otherwise specifically designate in writing application of such payment.

                                    (3) For purpose of the Closing GAAP Balance
                           Sheet, the net book value of the "Furniture and equipment" to be transferred as a GBO Included Asset to Buyer will be reduced by $3,500,000.

                                    (4) Only fifty percent (50%) of the "Deficit
                           recoverable" amount immediately prior to the Effective Time will be assigned to Buyer as a GBO Division Asset. The remaining fifty percent (50%) will be retained by Seller.

                                    (5) The parties have agreed that, except as
                           provided in Section 5.10, or as otherwise specified in the Transaction Documents, (i) no amounts due to the GBO Subsidiaries from their Affiliates, or due from the GBO Subsidiaries to their Affiliates, will remain outstanding at Closing and (ii) no amounts of payables or receivables due to or due from Affiliates of the GBO Subsidiaries will be assigned or assumed, either directly or through the purchase of the GBO Subsidiaries Shares by Buyer at Closing. All such amounts due to the GBO Subsidiaries from their Affiliates, or due from the GBO Subsidiaries to their Affiliates, that will not so remain outstanding will be settled at face value at or prior to Closing.

                                    (6) Liabilities for pre-Closing employee
                           benefits will be retained by Seller as provided in
                           Section 10.1(f). Seller shall be responsible for payment of all accrued vacation amounts for the employees of the GBO Included Business and none of such amounts shall be assumed by Buyer at the Effective Time.

                                    (7) Neither Buyer nor Unicare shall assume
                           or have any liability with respect to any contract or agreement of insurance except the Coinsured Policies pursuant to the terms of the Coinsurance Agreement or the Assumption Reinsurance Agreement.

                                    (8) Seller will update Schedule 2.9, the
                           schedule of litigation, as of the Closing Date and all litigation included in such updated schedule shall have reserves established therefor in the Closing GAAP Balance Sheet. Buyer or Unicare shall assume liability and responsibility for litigation reflected on the updated Schedule 2.9 other than liability or litigation arising out of or based on bad faith claims practices, willful misconduct or gross negligence of the Seller or its Affiliates (without attributing to the Seller or its Affiliates the actions of Buyer or its Affiliates), and Seller shall retain all other liability with respect to claims or causes of actions accruing prior to the Effective Time and not assumed by Buyer or Unicare as above provided or otherwise assumed by Buyer or Unicare, it being understood and agreed that Unicare will, as provided in the Coinsurance Agreement and/or the Assumption Reinsurance Agreement, assume responsibility for claims and certain liabilities on Existing GBO Policies.

                           (ii) Seller and Buyer or Unicare shall execute and
                  deliver an assignment and assumption agreement with respect to the GBO Division Liabilities, which agreement shall provide that Seller shall assign and transfer to Buyer or Unicare, and Buyer or Unicare shall absolutely and irrevocably assume without further liability or recourse to Seller (other than as provided for in the Transaction Documents), and thereafter to be solely liable for and pay, perform and discharge when due, the GBO Division Liabilities.

                           (iii) Seller shall cause JHSI to transfer to Buyer
                  the certificates representing the CCI Shares, the TriState Shares and the HASG Shares duly endorsed for transfer or accompanied by stock powers in favor of Buyer.

                           (iv) Seller and Unicare shall execute and deliver the
                  Coinsurance Agreement.

                           (v) Seller and Unicare will execute and deliver the
                  Assumption Reinsurance Agreement.

                           (vi) Seller and Unicare will execute and deliver the
                  License Agreement.


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                           (vii) Seller and Unicare will execute and deliver the
                  Administration Agreement.

                           (viii) Seller and Unicare will execute and deliver
                  the Service Agreement.

                           (ix) Seller and Unicare will execute and deliver the
                  Lease Agreements with respect to the Seller's Facilities located in Boston, Massachusetts and Dearborn, Michigan, and will execute and, subject to the terms of Section 1.2(b), deliver Lease Assignments with respect to each of the GBO Division Leases.

                  The sale, assignment, transfer, license, sublicense and conveyance to Buyer (or Unicare as appropriate) of the GBO Subsidiaries Shares and the GBO Division Assets (including without limitation the GBO Intellectual Property of Seller), and the assumption of the GBO Division Liabilities, as herein provided, shall be effected by appropriate deeds, bills of sale, stock transfer powers or endorsements, assignments, license agreements, sublicense agreements and assumption agreements on the part of the Buyer or Unicare, as appropriate, drafts, checks and other instruments of transfer, conveyance and assumption in form reasonably acceptable to Buyer or Unicare, as appropriate, and Seller (the "GBO Conveyancing Documents").

                  The assignment and transfer of the GBO Included Assets shall consist of (x) those GBO Division Assets required to be transferred pursuant to the Coinsurance Agreement and (y) all remaining GBO Division Assets and the GBO Subsidiaries Shares (by which the GBO Included Assets owned by the GBO Subsidiaries are transferred) which shall be transferred pursuant to this Agreement. Such assignment and transfer of the GBO Included Liabilities shall consist of (i) those GBO Division Liabilities required to be assigned and transferred pursuant to the Coinsurance Agreement and (ii) all remaining GBO Division Liabilities, and the GBO Division Liabilities owed by the GBO Subsidiaries which shall be assigned and transferred (either directly or by transfer of the GBO Subsidiary Shares) pursuant to this Agreement.

                  (b) In full consideration of the sale, assignment, transfer and conveyance to Buyer (or Unicare, as the case may be) of the GBO Included Business, including the GBO Subsidiaries Shares, Buyer shall pay to Seller an amount equal to $86,700,000 (the "Purchase Price"). At the Effective Time, the Purchase Price shall be paid by Buyer to Seller by a wire transfer of immediately available funds to such account as Seller shall designate in writing to Buyer.

                  Section 1.2  Transfers Requiring Consent.

                  (a) At or prior to the Closing, Seller, with Buyer's cooperation and assistance, shall obtain all approvals, consents or waivers necessary to assign to Buyer or Unicare the GBO Division Contracts specified on
Schedule 11.5. Seller shall use reasonable commercial efforts to terminate without cost effective after the Effective Time any vendor contract designated by Buyer to the extent permitted by the terms of such vendor contract.

                  (b) With respect to the GBO Division Leases and GBO Division Contracts (other than GBO Division Contracts provided for in Sections 1.3, 5.12 and 8.8) for which consent is not obtained, Seller, instead of obtaining any approval, consent or waiver necessary to sell, assign, transfer, sublease or otherwise convey to Buyer such GBO Division Leases and GBO Division Contracts, shall take all steps necessary to confer upon Buyer, or otherwise obtain for Buyer, the benefits of such GBO Division Leases and GBO Division Contracts at no cost or expense to Buyer other than those costs and expenses that would otherwise be payable by Buyer (i) in the case of such GBO Division Lease, had the applicable Lease Assignment in the form requested been executed by the landlord thereunder, or (ii) in the case of such GBO Division Contract, had such approval, consent or waiver been executed by the other party thereto. If any approval, consent or waiver referred to in Section 1.2(a) above with respect to any such GBO Division Lease or GBO Division Contract has not been obtained by Seller, as of Closing, Seller shall, following the Closing and with Buyer's cooperation, continue to use commercially reasonable efforts to obtain such approval, consent or waiver; provided, however, that Seller shall not be required to pay or incur any cost or expense to any counter-party to a lease or contract to obtain such counter-parties' consent which Seller is not otherwise required to pay or incur in accordance with the terms of the applicable GBO Division Lease or GBO Material Contract. Until such time as Seller has obtained any necessary approval, consent or waiver, Seller shall take all steps necessary to confer all benefits of such GBO Division Leases and GBO Division Contracts on Buyer until the earliest to occur of (i) such time as all such approvals, consents or waivers are obtained or (ii) the expiration of the applicable term of the GBO Division Lease or GBO Division Contract, as the case may be. During the above time period with respect to any GBO Division Lease and GBO Division Contract for which such approval, consent or waiver has not been obtained, Seller shall authorize Buyer (A) to enforce, to the extent permitted by law and at Buyer's expense, any and all rights of Seller arising from such GBO Division Lease or GBO Division Contract against any other party or parties thereto in Seller's name and on behalf of Seller and (B) to amend or terminate, to the extent permitted by law and the terms of the applicable GBO Division Lease or GBO Division Contract and at Buyer's expense, any such GBO Division Lease or GBO Division Contract in Seller's name and on behalf of Seller with Seller's consent for any such amendment, which will not be unreasonably withheld, provided, however, that consent is not required for any amendment made by Buyer that does not increase the liability of Seller under the applicable GBO Division Lease or GBO Division Contract. If the benefits of any GBO Division Lease or any GBO Division Contract for which such approvals, consents and waivers have not been obtained are not able to be conferred on Buyer by Seller, and (i) in the case of GBO Division Leases, if Buyer has to vacate the premises thereunder prior to the end of the then current term under such GBO Division Lease, or is required to pay additional amounts to remain in the tenancy, Seller will reimburse Buyer or otherwise make Buyer whole for any such additional amounts or for any out-of-pocket costs and expenses incurred by Buyer in moving the GBO Business conducted on such premises to a new leased location in the vicinity of such premises and for any increase in rent or other lease costs or payments incurred by Buyer above the amount of rent or other cost Buyer would otherwise be required to pay under such GBO Division Lease during the remainder of the then current term under such GBO Division Lease, and (ii) with respect to GBO Division Contracts, if Buyer has to replace any GBO Division Contract with a new third party contract in order to enable Buyer to operate the GBO Business, Seller will reimburse Buyer or otherwise make Buyer whole for any increase in costs or expenses to Buyer in procuring from such third party the same or similar services above the costs or expenses Buyer would otherwise be required to pay under such GBO Division Contract during the remainder of the then current term under such GBO Division Contract or for such lesser period during which the third party to such GBO Division Contract would have been otherwise required to render the services thereunder to Seller had not the transactions contemplated by this Agreement taken place.

                  Section 1.3  ASO Contracts.

                  (a) At or prior to the Closing, Seller, with Buyer's cooperation and assistance, shall use commercially reasonable efforts to obtain all approvals, consents or waivers necessary to the sale, assignment and transfer to Buyer of each of the ASO Contracts previously designated by Buyer after consultation with Seller and in accordance with the transition plan developed jointly by Buyer and Seller. Except as provided herein, Seller shall not be required to pay or incur any cost or expense to obtain any third-party approval, consent or waiver which Seller is not otherwise required to pay or incur in accordance with the terms of the applicable ASO Contract. Seller and Buyer shall each pay their respective out-of-pocket costs and expenses in connection with the foregoing, including, without limitation, travel costs, salaries and attorneys' fees. Notwithstanding the foregoing, the parties have agreed that the obtaining of such approvals, consents and waivers is not a condition to Closing, and in each case where consent is not obtained prior to Closing subsection (b) below shall govern.

                  (b) Following the Closing, Buyer and Seller shall use good faith efforts to obtain approvals, consents or waivers with respect to each ASO Contract for which such approval, consent or waiver is necessary for the sale, assignment and transfer of each of such ASO Contract to Buyer which has not been obtained as of the Closing, until the earliest to occur of (i) the second renewal or anniversary date of such ASO Contract occurring after the Closing Date (it being understood that anniversary dates shall occur annually on the day immediately following the expiration of the then-current Period (as defined in the applicable ASO Contract)), (ii) such time as such approval, consent or waiver is obtained, (iii) the date of termination by Buyer of such ASO Contract in Seller's name as permitted under the provisions of such ASO Contract under the authority to be granted pursuant to clause (C) of the immediately succeeding sentence and (iv) the date Buyer or any Affiliate of the Buyer has entered into a Contract with the counterparty to such ASO Contract providing for services similar to those provided under such ASO Contract (with respect to each such ASO Contract, its "Continuation Period"). During the Continuation Period with respect to each such ASO Contract, Seller shall: (A) at Seller's expense, transfer to Buyer an amount equal to all revenues and fees received by Seller or its agents or Affiliates with respect to such ASO Contract; (B) authorize Buyer through subcontract or delegation of duties at Buyer's expense, to perform all obligations of Seller under, and enforce any and all rights of Seller arising from such ASO Contract against any party or parties thereto in Seller's name and on behalf of Seller (including bringing legal action in the name of Seller) to the extent permitted by law and the terms of the applicable ASO Contract; and
(C) authorize Buyer at Buyer's expense, to amend or terminate any such ASO Contract in Seller's name and on behalf of Seller, to the extent permitted by law and the terms of the applicable ASO Contract, provided that no amendment shall be effected pursuant to this clause which would reflect a substantial deviation from the prevailing industry standards without Seller's consent, which consent shall not be unreasonably withheld and shall be deemed given with respect to any amendment if Seller has not given written notice to the contrary within ten (10) days of receiving written notice of the proposal therefor. During the Continuation Period with respect to each ASO Contract, Buyer shall, at its own expense (except for expenses incurred by Seller in carrying out the immediately preceding sentence), be solely responsible for the performance of Seller's obligations under such ASO Contract, and Buyer shall on demand indemnify, defend and hold harmless Seller and its Affiliates, and their respective directors, officers and employees from and against any and all demands, actions, proceedings, costs and Liabilities (including, without limitation, the costs and expenses of defending any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises and attorneys' fees in connection therewith), paid or incurred, resulting from, arising out of or relating to Buyer's performance or non-performance thereunder during the Continuation Period or failure to provide timely notice of termination or cancellation pursuant to the penultimate sentence in this Section 1.3(b). Seller shall on demand indemnify, defend and hold harmless Buyer and its Affiliates, and their respective directors, officers and employees, from and against any and all demands, actions, proceedings, costs and Liabilities (including, without limitation, the costs and expenses of defending any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises and attorneys' fees in connection therewith), paid or incurred, resulting from, arising out of or relating to Seller's failure to obtain, prior to Closing, any approval, consent or waiver for the assignment and transfer of any ASO Contract to Buyer; provided, however, that Seller shall not be obligated to indemnify Buyer for any of Buyer's damages from its loss of profits, revenues, or business opportunities resulting from, arising out of or relating to any ASO Contract. The Liability of Seller or Buyer pursuant to this Section
1.3 shall not be subject to the threshold articulated in Article XIV, but shall be measured from the first dollar.

Buyer shall, on behalf of Seller and itself, to the extent permitted by law and the terms of the applicable ASO Contract, send appropriate and timely notices, advance copies of which shall have been provided to Seller by Buyer or Unicare, to counterparties of ASO Contracts so that all ASO Contracts for which such approvals, consents or waivers have not been obtained and which have not been terminated or cancelled shall be cancelled or terminated effective as of the second renewal or anniversary date thereof occurring after the Closing Date. As of such second renewal or anniversary date, Seller shall be relieved of any further obligation accruing after such date under this Section 1.3(b).

                  Section 1.4 Closing. The closing of the sale, assignment, transfer and conveyance of the GBO Included Business, including, without limitation, the GBO Subsidiaries Shares (the "Closing"), will take place at the offices of Rogers & Wells, 200 Park Avenue, New York, New York 10166 at 10:00 A.M., Eastern Time, following the fulfillment or waiver of the conditions precedent specified in Article XI and XII, on or after January 2, 1997 and on or before January 31, 1997, unless the parties shall have agreed in writing to such other date, time and place (the "Closing Date"). The transactions contemplated by this Agreement shall be effective at 12:01 A.M., Eastern Time, on the Closing Date, or such other time as the parties shall agree in writing ("Effective Time").

                  Section 1.5  Closing GAAP Equity Amount.

                  (a) Buyer and Seller agree that the amount of the GBO Included Assets (including without limitation cash and Investment Assets and including the GBO Included Assets of the GBO Subsidiaries which are transferred by the sale of the GBO Subsidiaries Shares) transferred by Seller and accepted by Buyer pursuant to this Agreement shall be equal to the amount of the GBO Included Liabilities (and including the GBO Included Liabilities of the GBO Subsidiaries which are transferred by the sale of the GBO Subsidiaries Shares) assigned by Seller and assumed by Buyer pursuant to this Agreement, as provided in Section
1.1 hereof and elsewhere herein. Thus, the net equity value of the GBO Included Business (i.e., the book value of the GBO Included Assets less the book value of the GBO Included Liabilities as determined pursuant to this Section 1.5) (the "Closing GAAP Equity Amount") shall be $0. For these purposes, the book value of the GBO Included Assets and the GBO Included Liabilities shall be determined in accordance with GAAP applied on a basis consistent with the Agreed GAAP Principles and Procedures (as defined below) through the preparation and audit of a balance sheet, which shall represent a consolidated balance sheet of the GBO Included Business purchased by Buyer at Closing, except that cash and Investment Assets shall be listed in the amount required to produce a Closing GAAP Equity Amount of $0 (the "Closing GAAP Balance Sheet"). The Closing GAAP Balance Sheet and Closing GAAP Equity Amount shall take into account and reflect the inclusion or exclusion as the case may be of those assets and liabilities identified in this Agreement. The parties have agreed that the form of Closing GAAP Balance Sheet attached to this Agreement as Annex K (the "Form of Closing GAAP Balance Sheet") shall represent the form in which the Closing GAAP Balance Sheet shall be prepared and that the categories of assets and liabilities set forth on such balance sheet shall represent the categories of assets and liabilities to be included on the Closing GAAP Balance Sheet. The net amount of cash and Investment Assets required to be transferred from Seller to Buyer as part of the GBO Included Assets, and the timing of such transfers, shall be determined pursuant to this Section 1.5.

                  (b) Not less than ten (10) Business Days nor more than fifteen
(15) Business Days prior to the Closing, Seller shall make and provide to Buyer a good faith estimate of the value (the "Estimated Value") of cash and Investment Assets necessary to result in a Closing GAAP Equity Amount equal to $0 at the Effective Time. Seller shall at Closing (i) deliver to Buyer cash in an amount equal to the (i) Estimated Amount minus (ii) an amount, as of such Business Day, equal to the value of the cash and Investment Assets recorded on the books of the GBO Subsidiaries (the "Delivery Amount") or (ii) deliver cash and Investment Assets selected by Buyer in an amount equal to the Delivery Amount.

Seller has provided Buyer with a list of available Investment Assets of Seller, which Seller shall revise and update from time to time at the request of Buyer. Within ten (10) Business Days before Closing, Buyer may notify Seller of
(i) its election to receive a combination of cash and Investment Assets and (ii) its selection of Investment Assets from the list previously provided by Seller. For these purposes, Investment Assets that are U.S. Treasury securities or publicly traded bonds of United States corporations shall be valued at their published values as of the close of business on the Business Day immediately prior to the Closing Date as reported in the Wall Street Journal. All Investment Assets shall be rated in NAIC Categories 1 or 2 at the time of delivery to Buyer.

                  (c) Promptly following the Closing Date (but not more than one hundred twenty (120) days thereafter), management of the GBO Included Business and Buyer shall prepare, in consultation with members of Seller's finance department senior management, (i) a Closing GAAP Balance Sheet reflecting the GBO Included Liabilities assigned and assumed on the Closing Date, the GBO Included Assets other than cash and Investment Assets transferred and accepted on the Closing Date, and the amount of cash and Investment Assets required to produce a Closing GAAP Equity Amount of $0, and (ii) a closing statement (the "Closing Statement") showing either the excess of the amount of cash and Investment Assets contained in the Closing GAAP Balance Sheet over the Estimated Amount (the "Deficiency Amount") or the excess of the Estimated Amount over the amount of cash and Investment Assets contained in the Closing GAAP Balance Sheet (the "Excess Amount"). A summary of the accounting principles, procedures, methodologies and assumptions to be employed in the preparation of the Closing GAAP Balance Sheet is set forth in Annex L hereto (the "Agreed GAAP Principles and Procedures"). A copy of the Closing GAAP Balance Sheet and the Closing Statement prepared by the management of the GBO Included Business and Buyer shall be simultaneously delivered by management of the GBO Included Business to Buyer, Seller, Coopers & Lybrand and Ernst & Young.

                  (d) Buyer and Seller shall jointly engage Coopers & Lybrand, under said firm's form of engagement as previously circulated to the parties, to audit the Closing GAAP Balance Sheet and the Closing Statement following generally accepted auditing standards and applying the Agreed GAAP Principles and Procedures. Coopers & Lybrand shall provide a summary of all audit findings and differences, both favorable and unfavorable, and shall recommend that the management of the GBO Included Business make such adjustments to the Closing GAAP Balance Sheet and the Closing Statement prepared by the management of the GBO Included Business as Coopers & Lybrand shall determine are required for the Closing GAAP Balance Sheet and the Closing Statement to comply with the requirements of this Agreement. Coopers & Lybrand shall complete its audit and issue its report thereon simultaneously to Buyer and Seller within sixty (60) days after receiving the Closing GAAP Balance Sheet and the Closing Statement prepared by management of the GBO Included Business. The cost of such engagement of Coopers & Lybrand shall be borne equally by Seller and Buyer.

                  (e) Seller and Buyer shall be afforded the opportunity to review the Closing GAAP Balance Sheet and the Closing Statement, as audited by Coopers & Lybrand, and in that regard shall be afforded full access to the books, records, and other documents of the GBO Included Business (whether in the possession of Buyer or Seller) containing information on which the Closing GAAP Balance Sheet and the Closing Statement are based, as well as the work papers of Coopers & Lybrand relating to its audit of the Closing GAAP Balance Sheet and the Closing Statement, for the purpose of conducting a review thereof. Appropriate confidentiality agreements shall be entered into by the parties in connection with such review and access. Buyer shall cause the management of the GBO Included Business to provide reasonable assistance to Seller and its representatives in connection with such review. To the extent Seller retains books, records and other documents of the GBO Included Business, including the work papers of Ernst & Young, Seller shall provide reasonable assistance to Buyer and its representatives in connection with such review. Seller and Buyer and their representatives (including, with respect to

Seller, Ernst & Young) shall, to the extent deemed necessary by them, be permitted to repeat any of the auditing procedures employed by Coopers & Lybrand in its audit of the Closing GAAP Balance Sheet and the Closing Statement. If Seller chooses to retain Ernst & Young to perform any procedures with respect to the Closing GAAP Balance Sheet, Ernst & Young shall complete such procedures within a period of sixty (60) days after the receipt by Seller of Coopers & Lybrand's recommended Closing GAAP Balance Sheet and recommended Closing Statement together with its report thereon. In the absence of manifest error, the recommended Closing GAAP Balance Sheet and the recommended Closing Statement shall become final and binding on the parties hereto on the later of (i) the tenth (10th) or (ii) if Seller chooses to retain Ernst & Young, the seventieth
(70th) Business Day following the day such Closing GAAP Balance Sheet and such Closing Statement are delivered to Seller and Buyer by Coopers & Lybrand together with its report thereon, unless either Seller or Buyer shall deliver a Proposed Adjustment Notice (as defined below) during either period specified above.

                  (f) If either Seller or Buyer shall object to any recommendation made, or its failure to make a recommendation, by Coopers & Lybrand in connection with the Closing GAAP Balance Sheet and the Closing Statement as not having been made in accordance with the requirements of this Agreement, then Seller or Buyer, as the case may be, shall deliver to the other party and Coopers & Lybrand a proposed adjustment notice (the "Proposed Adjustment Notice"). Seller and Buyer agree that any proposed adjustments shall be limited to those adjustments required for the Closing GAAP Balance Sheet and/or Closing Statement to be consistent with the requirements of this Agreement.

                  (g) If a Proposed Adjustment Notice is delivered within the period set forth in Section 1.5(e), then Seller and Buyer shall negotiate in good faith for a ten (10) Business Day period commencing on the date of delivery of the Proposed Adjustment Notice to resolve such dispute. If Seller and Buyer cannot resolve such dispute with such ten (10) Business Day period, then Seller and Buyer shall retain a mutually acceptable firm of independent public accountants of nationally recognized reputation (other than Coopers & Lybrand, Ernst & Young or Deloitte & Touche) to act as the arbitrator of such dispute. Any such arbitration shall be conducted at a location to be determined by the arbitrator appointed pursuant to the terms hereof. If the parties are not able to agree to an arbitrator, then the Denver, Colorado office of the American Arbitration Association shall select a firm of independent public accountants of nationally recognized reputation (other than Coopers & Lybrand, Ernst & Young or Deloitte & Touche) to act as arbitrators and the arbitration shall be held in Denver, Colorado. Seller and Buyer shall cause the arbitrator to act promptly to resolve any disputed issues in accordance with the terms of this Agreement, and to issue their written decision within thirty (30) Business Days after the appointment of the arbitrator, which decision shall be final, binding and conclusive on both Seller and Buyer.

                  (h) On the day the Closing Statement becomes final and binding on the parties hereto in accordance with Section 1.5(e) or Section 1.5(g), if the Closing Statement contains a Deficiency Amount, then Seller promptly shall pay to Buyer in cash in immediately available funds an amount equal to the Deficiency Amount plus interest thereon compounded monthly from the Closing Date to the payment date at the interest rate for 30 day United States Treasury Notes on the Closing Date as published in the Wall Street Journal. If the Closing Statement contains an Excess Amount, then Buyer promptly shall pay to Seller in cash in immediately available funds an amount equal to the Excess Amount plus interest thereon compounded monthly from the Closing Date to the payment date at the interest rate for 30-day United States Treasury Notes on the Closing Date as published in the Wall Street Journal.

                  (i) In an effort to facilitate the audit of the Closing GAAP Balance Sheet and Closing Statement by Coopers & Lybrand and permit Coopers & Lybrand to familiarize itself with the books, records and systems of Seller and with the application of the Agreed GAAP Principles and Procedures,

Seller shall allow Coopers & Lybrand to review the financial books, records and systems of Seller with respect to the GBO Included Business, to the extent such review does not unreasonably interfere with the conduct of Seller's business. Seller shall engage Ernst & Young to assist and cooperate with Coopers & Lybrand in its review. Such review shall be commenced as soon as practicable following the execution of this Agreement. Seller shall pay all fees of Ernst & Young and Buyer shall pay all fees of Coopers & Lybrand for the purpose of such review.

                  Section 1.6 Manner of Payment. Each cash payment required to be made by any party hereto pursuant to the terms of this Agreement shall be made by transferring the amount thereof in immediately available United States Dollars to the account or accounts designated in writing by the party entitled to such payment.

                  Section 1.7 Fees. Buyer shall pay the filing fee in connection with any filings made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER
              AS TO THE GBO INCLUDED BUSINESS AND GBO SUBSIDIARIES

                  Seller hereby represents and warrants to Buyer as follows:

                  Section 2.1  Organization.

                  (a) Each of the GBO Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with the corporate power to own, lease and operate its assets and carry on the business conducted by it as conducted on the date hereof, and to carry on that portion of the GBO Included Business conducted by it.

                  (b) Each of the GBO Subsidiaries is duly qualified and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required and is necessary to conduct its business except in such jurisdictions where failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

                  (c) Neither Seller nor any of the GBO Subsidiaries is required to be licensed as a third party administrator. Neither TriState nor HASG is licensed or required to be licensed as a utilization review agent in any jurisdiction. Seller in the conduct of the GBO Included Business provides utilization review services only in those jurisdictions listed on Schedule 2.1(c), none of which requires Seller to be licensed, certified, registered or authorized as a utilization review agent. CCI is duly licensed, certified, registered or authorized as a utilization review agent in good standing in the jurisdictions set forth on Schedule 2.1(c), which to the knowledge of Seller are the only jurisdictions in which such license, certification, registration or authorization is required.

                  (d) Complete and correct copies of the Certificate of Incorporation and Bylaws of each of the GBO Subsidiaries, as in effect on the date hereof, have been delivered to Buyer. Except as set forth on Schedule 2.15, none of the GBO Subsidiaries has any Subsidiaries nor owns or controls, directly or indirectly, any shares of capital stock or other interest in any other corporation, partnership, joint venture or any other enterprise.

                  (e) Seller is duly licensed as a life and health insurance company in good standing in all states of the United States, Guam and Puerto Rico, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required and is necessary to conduct the GBO Included Business.

                  Section 2.2 No Conflict. Except as set forth on Schedule 2.2, the execution, delivery and performance of this Agreement by Seller (i) do not and will not conflict with, result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or declare a default with respect to the Certificate of Incorporation or Bylaws of any of the GBO Subsidiaries, or any GBO Material Contract (with the exception in the case of GBO Material Contracts of conflicts or breaches arising from violations of any non-assignment or non-delegation related prohibitions contained in such GBO Material Contracts) or result in the creation or imposition of any Lien upon the GBO Subsidiaries Shares or any GBO Included Asset (other than a Permitted Lien or a Lien removed by Seller or bonded against by Seller to Buyer's satisfaction at or prior to Closing), and (ii) will not result in any violation of any law, rule or regulation applicable to Seller or the GBO Included Business, other than such violations as individually or in the aggregate would not be reasonably expected to have a Material Adverse Effect.

                  Section 2.3  Financial Statements.

                  (a) Attached hereto as Schedule 2.3(a) are the audited financial statements containing balance sheets of the GBO Included Business as of December 31, 1994 and 1995 (collectively, the "Balance Sheets"), and the related statements of income and cash flows for the fiscal years then ended, in each case together with the related notes thereto (collectively, "Financial Statements"). The Balance Sheets (including the related notes thereto) fairly present the financial condition of the GBO Included Business as of the respective dates thereof, and the year-end statements included in the Financial Statements (including the related notes thereto) fairly present the results of operations of the GBO Included Business for the respective fiscal years then ended in accordance with GAAP as consistently applied historically by Seller as set forth in Annex L (except as otherwise set forth therein). The balance sheet of the GBO Included Business as of December 31, 1995 included in Schedule 2.3(a) is hereinafter referred to as the "1995 Balance Sheet".

                  (b) Attached hereto as Schedule 2.3(b) are true and complete copies of the unaudited balance sheet (the "Recent Balance Sheet") of the GBO Included Business as of June 30, 1996 (the "Recent Balance Sheet Date") and the related statements of income and cash flows of the GBO Included Business (collectively, the "Unaudited Financial Statements"). The Recent Balance Sheet fairly presents the financial condition of the GBO Included Business, as at the Recent Balance Sheet Date, and the other related unaudited statements included in the Unaudited Financial Statements fairly present the results of operations of the GBO Included Business for the period then ended. The Unaudited Financial Statements have been prepared in accordance with GAAP consistently applied historically by Seller as set forth in Annex L (except as otherwise set forth therein), subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and are not or may not be necessarily indicative of results for the full fiscal year, and except that the Unaudited Financial Statements do not contain full footnote disclosures in accordance with GAAP.

                  (c) Attached hereto as Schedule 2.3(c) are balance sheets of the GBO Included Business and the related statements of income of the GBO Included Business as of and for the fiscal year ending December 31, 1995 and for the six (6) months ended June 30, 1996, which fairly present the statutory financial condition and results of operations of the GBO Included Business at and as of the dates and for the periods indicated therein and have been prepared in accordance with Statutory Accounting

Principles ("SAP") as consistently applied historically by Seller throughout the periods indicated, except as expressly set forth therein ("Statutory Financial Statements"). The Statutory Financial Statements were prepared by Seller and have not been audited or reviewed by independent accountants.

                  Section 2.4 Undisclosed Liabilities; Absence of Changes. Except (i) as set forth on Schedule 2.4, (ii) as and to the extent of amounts specifically reflected or reserved against in the Recent Balance Sheet, and
(iii) Liabilities that have arisen in the ordinary course of business since the Recent Balance Sheet Date, the GBO Included Business does not have any material Liabilities of a nature required by GAAP to be reflected in a corporate balance sheet or disclosed in the notes thereto. Except as disclosed on Schedule 2.4 or as contemplated by this Agreement, since the Recent Balance Sheet Date, the GBO Included Business has not suffered any change which would reasonably be expected, individually or in the aggregate with all such changes, to have a Material Adverse Effect.

                  Section 2.5 Representations Regarding GBO Included Assets and Real Property.

                  (a) Except as set forth on Schedule 2.5(a) hereto, Seller has good and valid title to all the GBO Division Assets wherever situated, subject to no Liens, other than Permitted Liens and other than Liens removed by Seller or bonded against by Seller to Buyer's satisfaction at or prior to Closing. Except as set forth on Schedule 2.5(a) hereto, the GBO Subsidiaries have good and valid title to all the GBO Included Assets other than the GBO Division Assets wherever situated, subject to no Liens, other than Permitted Liens and other than Liens removed by the GBO Subsidiaries or bonded against by the GBO Subsidiaries to Buyer's satisfaction at or prior to Closing.

                  (b) Schedule 2.5(b) hereto sets forth a complete list of all real property owned by Seller and all real estate leases entered into by Seller (as lessee or as lessor, other than leases at the Dearborn facility) and used principally or exclusively by Seller in the operations of the GBO Included Business (the "GBO Division Leases") and a complete list of real estate leases entered into by CCI (the "CCI Leases," and collectively with the GBO Division Leases referred to herein as the "GBO Leases," and the facilities that are the subject of the GBO Leases are referred to herein as the "Leased Facilities"). There is no real property owned by CCI. There is no real property owned or real estate leases entered into by TriState or HASG. The operations of the GBO Included Business are conducted in the Leased Facilities or in the Dearborn facility or Seller's headquarters located at John Hancock Place, Boston, Massachusetts (the Dearborn facility and Seller's headquarters are collectively defined herein as "Seller's Facilities"). Seller or CCI, as the case may be, has a valid leasehold interest in all Leased Facilities that are used principally or exclusively in the GBO Included Business.

                  Section 2.6 Reserves. The aggregate reserves (including any experience refunds) of the GBO Included Business as recorded in the Recent Balance Sheet (i) have been determined in accordance with generally accepted actuarial standards consistently applied (except as set forth therein) and are fairly stated in accordance with sound actuarial principles; (ii) are consistent with statutory accounting practices prescribed or permitted by the Insurance Department of the Commonwealth of Massachusetts (except for adjustments made thereto reflecting differences between GAAP and SAP); (iii) include adequate provision for all actuarial reserves and related statement items which ought to be established under the foregoing standards, principles and practices; and (iv) are consistent with GAAP and the principles and procedures set forth in Annex L.

                  Section 2.7 Filings and Notices; Approvals and Consents. No consent, waiver, approval, authorization or order of, or registration, qualification or filing with, any court or other Governmental Entity is required for the execution, delivery and performance by Seller of the Transaction Documents and the consummation by Seller of the transactions contemplated thereby, other than (i) the filing by

Seller of applications with, and the obtaining of approvals of Buyer's reinsurance of the Coinsured Policies by, the Department of Insurance of the Commonwealth of Massachusetts and any other insurance regulatory jurisdictions listed on Schedule 2.7(i), and the delivery of notices and consents, including pre- and post-acquisition competition filings, to certain other state insurance departments, (ii) the delivery of notices of the transfer of ownership of CCI from Seller to Buyer to, and, to the extent necessary for CCI to conduct business immediately following the Effective Date, the receipt of consents to such transfer from and/or the relicensure of CCI to conduct utilization review by, those regulatory authorities in, those jurisdictions listed on Schedule 2.7(ii), and (iii) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and expiration of the waiting period thereunder.

                  Section 2.8  Contracts.

                  (a) Schedule 2.8(a) contains a complete and accurate list of the following Contracts to which Seller is a party or to which Seller is bound and which are principally or exclusively used by Seller in the operations of the GBO Included Business categorized as follows:

                             (i) all Contracts with health care providers or networks that cannot be terminated at the election of Seller on prior notice of one hundred twenty (120) days or less without the imposition of cost or penalty;

                            (ii)    all Existing GBO Policies;

                           (iii) reinsurance agreements, retrocession contracts and treaties with third-party reinsurers which reinsure any of the Existing GBO Policies (designating those which are related solely to Existing GBO Policies, those which cover in part Existing GBO Policies and in part GBO Excluded Business, and those which are required by the clients of GBO Included Business);

                            (iv) Broker Contracts regarding the GBO Included Business;

                             (v) all Contracts with vendors which are material to the GBO Included Business, including, without limitation, (A) all such Contracts with software vendors that are reasonably necessary for the operations of the GBO Included Business management information systems, and (B) all such Contracts with vendors which provide for services jointly to Seller's business generally and the GBO Included Business ("Shared Contracts") which are used in the GBO Included Business;

                            (vi)    ASO Contracts;

                           (vii) Contracts which contain covenants limiting the freedom of the GBO Included Business to engage in any line of business, or of Seller to engage in the operations of the GBO Included Business, in any geographic area or to compete with any Person;

                          (viii) employment or severance Contracts applicable to any GBO Employee, which are or will be an obligation of the GBO Included Business, other than any such Contract which by its terms is terminable on not more than 60 days' notice without additional liability; and

                            (ix) all other Contracts which are principally or exclusively used in the operations of, and are material to, the GBO Included Business.

All of the foregoing (other than the Shared Contracts) and the GBO Division Leases are herein referred to collectively as the "GBO Division Contracts." The "GBO Division Contracts" and the "Subsidiary Material Contracts," as defined in
Section 2.8(b), are herein sometimes collectively referred to as the GBO Material Contracts.

                  (b) Schedule 2.8 (b) contains a complete and accurate list of the following Contracts to which any of the GBO Subsidiaries is a party or to which any of the GBO Subsidiaries is bound, categorized as follows:

                             (i) Contracts with health care providers or networks that cannot be terminated at the election of the GBO Subsidiaries on prior notice of one hundred twenty (120) days or less without the imposition of cost or penalty on the GBO Subsidiaries;

                             (ii)  Contracts with sales agents and field
         representatives;

                             (iii) Contracts with vendors which are material to the GBO Included Business (including, without limitation, all contracts that are necessary for the operations of the GBO Included Business management information systems operated by the GBO Subsidiaries);

                             (iv)  Contracts with customers;

                             (v) Contracts which contain covenants limiting the freedom of any of the GBO Subsidiaries to engage in any line of business in any geographic area or to compete with any Person;

                             (vi) employment or severance contracts applicable to any GBO Subsidiary Employee other than any such contract which by its terms is terminable on not more than sixty (60) days' notice without additional liability;

                             (vii) Contracts between or among any of the GBO Subsidiaries and Seller or any Affiliate; and

                             (viii) all other Contracts which are material to the operations of any of the GBO Subsidiaries.

All of the foregoing and the CCI Leases are herein referred to collectively as the "Subsidiary Material Contracts."

                  (c) With respect to each of the GBO Material Contracts, except as set forth in Schedule 2.8(c):

                             (i) such GBO Material Contracts are, to Seller's knowledge with respect to other parties thereto, valid and binding upon each party thereto and are in full force and effect; and

                            (ii) there is no material default or claim of material default thereunder by the Seller, any of the GBO Subsidiaries or any Affiliate (and, to the Seller's knowledge, no other party thereto) and to Seller's knowledge, no event has occurred which, with the passage of time or the giving of notice (or both), would constitute a material default thereunder, or would permit material modification, acceleration or termination thereof.

                  (d) Seller has heretofore provided to Buyer a list of the top 75 ASO Contracts and top 75 Existing GBO Policies by annualized revenue or premiums, and to the extent such information is reasonably available to Seller: all notices received of intention to cancel, intention to put out for bid, material changes in coverages and material price changes in the last two (2) years (which for this purpose shall be defined as price changes of 10% or more).

                  Section 2.9  Litigation.

                  (a) Except as expressly set forth on Schedule 2.9(a) or expressly reflected or reserved against and identified in the Recent Balance Sheet, there is no action, suit, grievance, arbitration or proceeding pending or, to the knowledge of Seller, threatened against or affecting the GBO Included Business at law or in equity, before any federal, state, municipal or other governmental court, department, commission, board, arbitrator, bureau, agency or instrumentality. There is no default with respect to any judgment against Seller with respect to the GBO Included Business, and all such judgments have been satisfied or appropriately stayed.

                  (b) Except as expressly set forth on Schedule 2.9(b), there is no action, suit, grievance, arbitration or proceeding pending or, to the knowledge of Seller, threatened against or affecting any of the GBO Subsidiaries at law or in equity before any federal, state, municipal or other governmental court, department, commission, board, arbitrator, bureau, agency or instrumentality. There is no default with respect to any judgment against any of the GBO Subsidiaries and all such judgments have been satisfied or appropriately stayed.

                  Section 2.10  Labor Relations; Employees.

                  (a) Except as set forth in the Ford Group Office Collective Bargaining Contract 1995, (i) none of the GBO Division Employees is represented by any labor organization, and, to the knowledge of Seller, no union claims to represent the GBO Division Employees and there have been no material union organizing activities with respect to GBO Division Employees within the past three (3) years, (ii) Seller is not a party to any agreements (including, without limitation collective bargaining agreements, work rules or practices) with and, to the knowledge of Seller, there are no pending petitions for recognition of, a labor union or employee association as the exclusive bargaining agent for any or all of the GBO Division Employees, and no such petitions have been pending with Seller within the past five (5) years, (iii) except as set forth on Schedule 2.10(a), there is no unfair labor practice charge or complaint, grievance or arbitration under any collective bargaining agreement, discrimination or equal employment opportunity charge or complaint, or other complaint or proceeding pending, or to the knowledge of Seller, threatened by or on behalf of any present or former GBO Division Employee, (iv) there is no labor strike, dispute, lock-out, slowdown or stoppage pending or, to the knowledge of Seller, threatened against the GBO Division, nor has there been any such activity within the past five (5) years, (v) there are no pending collective bargaining negotiations relating to the GBO Division Employees and
(vi) no Governmental Entity has given written notice to Seller of its intention to conduct or, to the knowledge of Seller, intends to conduct, any investigation of employment conditions or practices of the GBO Division.

                  (b) Seller has not during the past two (2) years prior to the date hereof effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the GBO Division or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the GBO Division; nor, except as set forth on Schedule 2.10(b), has the GBO Division been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to independently trigger application of any similar state or local law. None of the GBO Division Employees has suffered an "employment loss" (as defined in the WARN Act) within the 90-day period prior to the date hereof. To Seller's knowledge all GBO Division Employees have been hired in compliance with the Immigration Reform and Control Act of 1986.

                  (c) None of the GBO Subsidiary Employees is represented by any labor organization and, to the knowledge of Seller, no union claims to represent any of the GBO Subsidiary Employees and there have been no material union organizing activities with respect to GBO Subsidiary Employees within the past three (3) years, (ii) neither Seller nor any of the GBO Subsidiaries is a party to any agreements (including, without limitation collective bargaining agreements, work rules or practices) with and, to the knowledge of Seller or any of the GBO Subsidiaries, there are no pending petitions for recognition of, a labor union or employee association as the exclusive bargaining agent for any or all of the GBO Subsidiary Employees, and no such petitions have been pending with Seller or any of the GBO Subsidiaries within the past five (5) years, (iii) except as set forth in Schedule 2.9(b), there is no unfair labor practice charge or complaint, grievance or arbitration under any collective bargaining agreement, discrimination or equal employment opportunity charge or complaint, or other complaint or proceeding pending, or to the knowledge of Seller or any of the GBO Subsidiaries, threatened by or on behalf of any present or former GBO Subsidiary Employee, (iv) there is no labor strike, dispute, lock-out, slowdown or stoppage pending or, to the knowledge of Seller or any of the GBO Subsidiaries, threatened against any of the GBO Subsidiaries, nor has there been any such activity within the past five (5) years, (v) there are no pending collective bargaining negotiations relating to the GBO Subsidiary Employees and
(vi) no Governmental Entity has given written notice to Seller or any of the GBO Subsidiaries of its intention to conduct or, to the knowledge of Seller or any of the GBO Subsidiaries, intends to conduct, any investigation of employment conditions or practices of any of the GBO Subsidiaries.

                  (d) None of the GBO Subsidiaries has during the past two (2) years effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of such subsidiary or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any of the GBO Subsidiaries; nor has any of the GBO Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of the GBO Subsidiary Employees has suffered an "employment loss" (as defined in the WARN
Act) within the 90-day period prior to the date hereof. To Seller's knowledge, all GBO Subsidiary Employees have been hired in compliance with the Immigration Reform and Control Act of 1986.

                  Section 2.11  Pension Plans.

                  (a) As used herein, "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (A) which (x) is a defined benefit plan which Seller or any ERISA Affiliate maintained, contributed to or has been required to contribute to at any time which is no more than six (6) years prior to the Closing Date, or
(y) is a plan intended to be treated as qualified, and which Seller or any ERISA Affiliate maintained, contributed to or has been required to contribute to at any time which is no more than three (3) years prior to the Closing Date, (B) which did (during the applicable periods described in clauses (x) and (y) hereof) or does cover any employee or former employee of Seller or any ERISA Affiliate with respect to their relationship with such entities, and (C) which is or was subject to Title IV or ERISA.

                  (b) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Pension Plan as to its qualification under the Tax Reform Act of 1986 which did or does cover GBO Employees or former GBO Employees of Seller or any of the GBO Subsidiaries with respect to their relationship with Seller or such entities and which has been treated as qualified under the provision of Code Section 401(a).

                  (c) No Pension Plan will be binding or impose any liability upon Buyer or the GBO Subsidiaries or any of their respective Subsidiaries after the Closing.

                  (d) To the knowledge of Seller, no fact or circumstance exists, including, without limitation, any "reportable event" (within the meaning of ERISA, but excluding events with respect to which the applicable notice requirements have been waived), in connection with any Pension Plan which did or does cover GBO Employees or former GBO Employees of Seller or any of the GBO Subsidiaries which might constitute grounds for termination of such Pension Plan by the Pension Benefit Guarantee Corporation (the "PBGC") or of the appointment by a court of a trustee to administer such Pension Plan.

                  (e) As of January 1, 1996, all of the Pension Plans which did or does cover GBO Employees or former GBO Employees of Seller or any of the GBO Subsidiaries were fully funded on an ongoing basis using the actuarial assumptions used in the most recent actuarial valuations of the Pension Plans.

                  (f) There are no pending or threatened claims (other than routine claims for benefits) that have been asserted or instituted against any employee benefit plan, the assets of any employee benefit plan or against the sponsor, administrator or any fiduciary of any employee benefit plan with respect to the operation of such employee benefit plan that could subject the GBO Included Business or any GBO Subsidiary to any liability or expense, nor does Seller or any GBO Subsidiary have any knowledge of any facts which could form the basis for any such claim or of any pending investigations by any governmental agency that could result in any such liability or expense.

                  (g) With respect to the employees and former employees of the GBO Business or any GBO Subsidiary, their spouses and their dependents, Seller and each GBO Subsidiary are in compliance with the notice and continuation coverage requirements of Section 4980B(f) of the Code and regulations thereunder ("COBRA").

                  (h) No event has occurred in connection with which the GBO Included Business or any GBO Subsidiary, directly or indirectly, could be subject to any material liability (A) under any statute, regulation or governmental order relating to any Pension Plan which covers GBO Employees or employee benefit plan which covers GBO Employees or (B) pursuant to any obligation of the GBO Included Business or any GBO Subsidiary to indemnify any Person against liability incurred under any such statute, regulation or order as they relate to the employee benefit plans.

                  Section 2.12 Intellectual Property. Schedule 2.12 sets forth a list of the GBO Intellectual Property, which list is true and complete in all material respects. Except as set forth on Schedule 2.12, Seller does not have any knowledge of any claim that any of its material rights in the GBO Intellectual Property infringe upon any intellectual property rights of any Person, or that any other person has any claim therein.

                  Section 2.13 Taxes. Except as disclosed on Schedule 2.13: (a) the GBO Subsidiaries are members of an affiliated group of which Seller is the common parent, and Seller has filed a consolidated federal income tax return on behalf of such affiliated group for the taxable year ending on December 31, 1995; (b) Seller and the GBO Subsidiaries have (i) duly and timely filed (or there have been duly filed on their behalf) all Tax Returns required to be filed by or on behalf of Seller and the GBO Subsidiaries on or before the date hereof, and all such Tax Returns were true, accurate and complete in all material respects, and (ii) paid in full on a timely basis (or there has been paid on their behalf) all Taxes shown to be due on such Tax Returns and (c) the provision for Taxes on the 1995 Financial Statements and the Closing GAAP Balance Sheet through the date thereof has been or will be determined in accordance with GAAP (and consistent with the obligations of Seller under Section 9.2 in the case of the Closing GAAP Equity Amount) and is adequate in amount for the payment of all material Liabilities for Taxes for which the Seller and the GBO Subsidiaries will be liable for the period up to and including the Effective Time.

                  Section 2.14 Capitalization of the GBO Subsidiaries. The GBO Subsidiaries Shares, together with the shares of TriState owned by CCI, represent all of the issued and outstanding equity securities of the GBO Subsidiaries. The GBO Subsidiaries Shares have been duly authorized by the GBO Subsidiaries, respectively, have been validly issued and are fully paid, non-assessable and free of preemptive or similar rights, are subject to no Liens and are owned beneficially and of record by JHSI. There is no option, warrant, call, registration right, convertible security, arrangement, agreement or commitment of any character, whether oral or written, relating to any security of, or phantom security interest in, any of the GBO Subsidiaries, and there are no voting trusts or other agreements or understandings with respect to the voting of the capital stock of the GBO Subsidiaries.

                  Section 2.15 Subsidiaries and Investments in Affiliates. Except for CCI ownership of TriState shares, Schedule 2.15 hereto sets forth all investments in Affiliates of any of the GBO Subsidiaries and any joint ventures entered into by Seller related to the operations of the GBO Included Business. Except as to the shares of TriState owned by CCI, there are no Contracts pursuant to which the GBO Division or Seller on behalf of the GBO Division or any of the GBO Subsidiaries is obligated, bound or otherwise required, under any circumstance, to make contributions to the capital of any of its Affiliates, any joint venture or any other Person.

                  Section 2.16  Employees.

                  (a) Seller has provided to Buyer a list, which is complete and accurate in all material respects as of the date of this Agreement (and will be updated as of the Closing Date), of the names, titles, salaries, original hire dates, compensation (whether in the form of salaries, bonuses, commissions or other supplemental compensation now or hereafter payable) of all GBO Division Employees.

                  (b) Seller has provided to Buyer a list, which is complete and accurate in all material respects as of the date of this Agreement (and will be updated as of the Closing Date), of the names, titles, salaries, original hire dates, compensation (whether in the form of salaries, bonuses, commissions or other supplemental compensation now or hereafter payable) of all CCI Employees.

                  (c)      Neither TriState nor HASG has any employees.

                  Section 2.17  Insurance Business.

                  (a) Except as set forth on Schedule 2.17(a), to the knowledge of Seller, and except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the GBO Included Business is being conducted in compliance with all applicable insurance laws and regulations.

                  (b) Except as set forth in Schedule 2.17(b), Seller has all Insurance Licenses the use and exercise of which are necessary for the conduct of the GBO Included Business, and such Insurance Licenses are in full force and effect and are listed, described and categorized in Schedule 2.17(b). To the knowledge of Seller, the GBO Included Business has been, and is being, conducted in material compliance with all such Insurance Licenses except such non-compliance as would not reasonably be expected to have a Material Adverse Effect. There is no proceeding or investigation pending, or, to the knowledge of Seller threatened, that would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any Insurance License.

                  (c) To the knowledge of Seller, all Existing GBO Policies are, as of the date of this Agreement, to the extent required under applicable law, on forms approved by the insurance regulatory authority of the jurisdiction where issued, other than such deviations which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

                  (d) Seller has heretofore provided to Buyer a complete and accurate list, on a state-by-state basis, of all insurance policy forms and rates in use by the GBO Included Business.

                  (e) All outstanding Existing GBO Policies were issued in conformity in all material respects with Seller's underwriting standards and, with respect to such Existing GBO Policies reinsured or retroceded in whole or in part, conform in all material respects to the standards agreed to with reinsurers in the related reinsurance, retrocession or other similar Contracts other than such deviations which are immaterial individually or in the aggregate.

                  (f) To the knowledge of Seller, all Persons through whom Seller on behalf of the GBO Included Business has placed or sold insurance are duly licensed (to the extent such licensing is required by the relevant Governmental Entity) to sell or place insurance in the jurisdictions where they do so.

                  (g) Seller has made available to Buyer all correspondence with respect to the GBO Included Business between Seller, or any of the GBO Subsidiaries, and any Governmental Entity, including, but not limited to, all state insurance regulatory authorities regarding any material violation of laws, rules or regulations within the last two (2) years.

                  Section 2.18  Compliance with Law; Permits and Licenses.

                  (a) To the knowledge of Seller, Seller is in compliance with all applicable laws, statutes, ordinances and regulations, whether federal, foreign, state or local affecting the GBO Included Business except where the failure to comply would not have a Material Adverse Effect. To the knowledge of Seller, neither Seller nor any GBO Subsidiary has received any written notice to the effect that, or has otherwise been advised that, they are not in compliance with any such statute, regulation, order, ordinance or other law affecting the GBO Included Business where the failure to comply would have a Material Adverse Effect on the GBO Subsidiaries or the GBO Included Business, and Seller has no knowledge of any presently existing circumstances that are likely to result in violations of any such regulations which would, individually or in the aggregate, have a Material Adverse Effect on the GBO Included Business.

                  (b) To the knowledge of Seller, it holds all permits, licenses, registrations, and certifications necessary for the ownership and conduct of the GBO Included Business (including third party administrator and utilization review authority) in all jurisdictions where the GBO Included Business is conducted and such permits, licenses, registrations, and certifications are in full force and effect except where the failure to hold any permit or license or the failure of any permit or license to be in full force and effect would not have a Material Adverse Effect on the GBO Subsidiaries or the GBO Included Business. To the knowledge of Seller, the consummation of the transactions contemplated by this

Agreement will not result in any revocation, cancellation or suspension of any such permit, license, registration or certification and, to the knowledge of Seller, there are no pending or threatened suits, proceedings or investigations with respect to revocation, cancellation, suspension or nonrenewal thereof, and, to the knowledge of Seller, there has occurred no event which (whether with notice or lapse of time or both) will result in such a revocation, cancellation, suspension or nonrenewal thereof in any such case except where such a revocation, cancellation, suspension or non-renewal would not have a Material Adverse Effect on Seller or the GBO Included Business.

                  (c) To the knowledge of Seller, neither the GBO Division nor the GBO Subsidiaries has violated or are in violation of any law, rule or regulation punishable by criminal penalties that could result in the imposition of a fine of $100,000 or more or imprisonment for a period of one (1) year or more, or both.

                  Section 2.19 No Brokers. Except for Morgan Stanley & Co., Incorporated and Monitor, Inc., the fees of which shall be paid by Seller, neither Seller nor its Affiliates has retained any agent, broker, investment bank, financial advisor or other person that is or will be entitled to any broker's or finder's fees or any other commission or similar fee in connection with any of the transactions contemplated by the Transaction Documents. Seller agrees to indemnify and hold Buyer harmless from and against any and all loss, claims, damage, cost, or expense arising out of or in connection with any claim against Buyer or its Affiliates for any such broker's or finder's fee, other commission or similar fee resulting from actions taken by Seller. Seller's obligations under this Section 2.19 shall be from the first dollar and shall not be subject to any threshold amount or limitation.

                  Section 2.20 Compliance with Legislation Regulating Environmental Quality.

                  (a) To the knowledge of Seller with respect to the Facilities (as defined below): (i) there has not been any release (as defined in 42 U.S.C. Section9601(22)) or other discharge or disposal of chemicals, petroleum, asbestos, PCBs, radon or other toxic, hazardous, or regulated wastes, substances, or materials (collectively, "Hazardous Substances") at, in, on, under or from the Facilities except in compliance with Environmental Laws; (ii) no such Hazardous Substances are being stored or otherwise are present at, in, on or under the Facilities except in compliance with Environmental Laws; (iii) the Facilities are and have been maintained in compliance with all applicable federal, state and local environmental protection, occupational, health and safety or similar laws, regulations, ordinances, licenses and other restrictions (collectively, "Environmental Laws"), including, without limitation, the Federal Water Pollution Control Act (33 U.S.C. SectionSection1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. SectionSection6901 et seq.), Safe Drinking Water Act (21 U.S.C. Section349, 42 U.S.C. SectionSection201, 300f), Toxic Substances Control Act (15 U.S.C. SectionSection2601 et seq.), Clean Air Act (42 U.S.C. SectionSection7401 et seq.), and Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. SectionSection9601 et seq.); and (iv) there are no suits, actions, proceedings, demands, notices, or other claims, either pending or threatened or reasonably anticipated to be made, which relate to the Facilities and to Hazardous Substances or Environmental Laws, or which are against Seller with respect to the GBO Included Business or which are against any of the GBO Subsidiaries and which relate to Hazardous Substances or Environmental Laws.

                  (b) "Facilities" means the Leased Facilities and Seller's Facilities.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, this Section 2.20 contains the sole and exclusive representations and warranties of Seller with respect to any and all matters relating to Environmental Laws or Hazardous Substances with respect to the Facilities and otherwise in connection with the respective businesses of Seller and the GBO Subsidiaries (other than the insuring of risks).

                  Section 2.21 No Extraordinary Items or Accounting Changes. Except as disclosed in Annex L hereto, to the knowledge of Seller, as of the date of this Agreement there are no current or anticipated extraordinary items (as defined by GAAP) applicable to the GBO Included Business in 1996.

                  Section 2.22 No Misrepresentations. To the knowledge of Seller, no representation, warranty or statement made, or information provided by Seller or its Affiliates in this Agreement or in any other document or instrument furnished or to be furnished by or on behalf of the Seller or its Affiliates pursuant hereto or as contemplated hereby, when considered in the aggregate together with all such other representations, warranties, statements and information (including information in the Financial Statements, the Unaudited Financial Statements and the Statutory Financial Statements), contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading or necessary in order to provide the Buyer with complete and accurate information as to the GBO Included Business.

                  Section 2.23 Adequacy and Completeness of GBO Included Assets. Except as otherwise provided in or contemplated by this Agreement, the GBO Included Assets, including, without limitation, the Intellectual Property, being sold or assigned to Buyer or Unicare pursuant to this Agreement or provided to Unicare pursuant to the Transaction Documents, together with the GBO Included Assets held by the GBO Subsidiaries, are sufficient for Unicare and Buyer to continue to operate the GBO Included Business in material respects in the manner heretofore conducted by the Seller and its Affiliates. Except as otherwise provided in or contemplated by this Agreement, there is no asset of Seller or its Affiliates which is used primarily or exclusively in connection with the operation of the GBO Included Business and which is not being acquired by or provided to Unicare or Buyer pursuant to the Transaction Documents other than assets disposed of in the ordinary course of business.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to Seller that:

                  Section 3.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Unicare is an insurance corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer and Unicare have the corporate power to consummate the transactions contemplated of them, respectively, by the Transaction Documents, and to carry on the GBO Included Business following the Closing, to the extent contemplated by the Transaction Documents.

                  Section 3.2 Authority; No Conflict; Binding Effect. Buyer and Unicare have the corporate power and authority to execute, deliver and perform their respective obligations under the Transaction Documents. Such execution, delivery and performance have been duly authorized by all necessary action on the part of Buyer and Unicare as the case may be and do not and will not contravene the organizational documents of Buyer or Unicare or conflict with, result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or cause a default with respect to, any of the Articles of Incorporation or Bylaws of Buyer or Unicare or any material agreement or instrument to which Buyer or Unicare is a party or by which Buyer or Unicare or their respective assets are bound, except such termination, acceleration or default which individually or in the aggregate would not have a Material Adverse Effect on either Buyer or Unicare or the GBO Included Business. The execution, delivery and performance by Buyer or Unicare, as appropriate, of the Transaction Documents will not result in any violation by Buyer or Unicare, as appropriate, of any law, rule or regulation applicable to Buyer or Unicare. Buyer or Unicare is not a party to, nor subject to or bound by, any judgment, injunction or decree of any court or other Governmental Entity which may restrict or interfere with the performance of the Transaction Documents by Buyer or Unicare. This Agreement is (and when executed and delivered by Buyer or Unicare, as appropriate, each of the Transaction Documents will be) a valid and binding obligation of Buyer or Unicare, as appropriate, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section 3.3 Filings and Notices; Approvals and Consents. No consent, waiver, approval, authorization or order of, or registration, qualification or filing with, any court or other Governmental Entity is required for the execution, delivery and performance by Buyer or Unicare of the Transaction Documents and the consummation by Buyer of the transactions contemplated thereby, other than (i) the filing by Unicare of applications with, and the obtaining of approvals of Buyer's reinsurance of the Coinsured Policies by, the Department of Insurance of the State of Delaware, the Department of Insurance of the State of California and the other insurance regulators listed on Schedule 2.7, and the delivery of notices and consents, including pre-and post-acquisition competition filings, to certain other state insurance departments, and (ii) compliance with the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and expiration of the waiting period thereunder. No consent or waiver of any party to any material contract to which Buyer or Unicare is a party is required for the execution, delivery and performance by Buyer or Unicare of the Transaction Documents or the conduct of the GBO Included Business following the Closing.

                  Section 3.4 Brokers or Finders. Except for Lazard Freres & Co. LLC, the fees of which shall be paid by Buyer, neither Buyer nor its Affiliates has retained any agent, broker, investment banker, financial advisor or other firm or person that is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by the Transaction Documents. Buyer agrees to indemnify and hold Seller harmless from and against any and all loss, claims, damage, cost, or expense arising out of or in connection with any claim against Seller or its Affiliates for any such broker's or finder's fee, other commission or similar fee resulting from actions taken by Buyer. Buyer's obligations under this
Section 3.4 shall be from the first dollar and shall not be subject to any threshold amount or limitation.

                  Section 3.5 Investment Intent. Buyer is acquiring the GBO Subsidiaries Shares for its own account for investment and not with a view to the distribution thereof, and Buyer shall not offer to sell or otherwise dispose of any of the GBO Subsidiaries Shares so acquired by it in violation of the registration requirements of the Securities Act or applicable state securities laws.

                  Section 3.6 Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of Buyer, threatened against Buyer or Unicare or any of its properties or rights by or before any court, arbitrator or administrative body or Governmental Entity which questions the validity of the Transaction Documents or any action taken or to be taken pursuant thereto which could reasonably be expected to impair or restrict Buyer's or Unicare's ability to perform its obligations thereunder or to consummate the transactions contemplated by the Transaction Documents.

                  Section 3.7  Reports; Financial Statements.

                  (a) Since December 31, 1991, Buyer has filed (i) all forms, reports, statements and other documents required to be filed with (A) the Securities and Exchange Commission (the "SEC") including, without limitation,
(1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of stockholders (whether annual or special), (4) all required Current Reports on Form 8-K, (5) all other reports or registration statements and (6) all amendments and supplements to all such reports and registration statements (collectively, the "Buyer SEC Reports") and
(B) any applicable state securities authorities; and (ii) all forms, reports, statements, notices and other documents required to be filed with any other applicable federal or state regulatory authorities, including, without limitation, state insurance and health regulatory authorities, except where the failure to file any such forms, reports, statements, notices and other documents under this clause (ii) would not be reasonably expected to have a material adverse effect on the conduct of the business of Buyer (all such forms, reports, statements, notices and other documents in clauses (i) and (ii) of this Section 3.7(a) being collectively referred to as the "Buyer Reports"). The Buyer Reports, including all Buyer Reports filed after the date of this Agreement and prior to the Closing, (i) were or will be prepared in all material respects in accordance with the requirements of applicable laws (including, with respect to the Buyer SEC Reports, the Securities Act and the Exchange Act, as the case may
be), and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

                  (b) Each of the consolidated financial statements (including in each case any related notes thereto) contained in the Buyer SEC Reports, including any Buyer SEC Reports filed after the date of this Agreement and prior to the Closing, (i) have been or will be prepared in all material respects in accordance with the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved except (A) to the extent required by change in GAAP and (B) with respect to Buyer SEC Reports filed prior to the date of this Agreement, as may be indicated in the notes thereto; and
(ii) fairly present or will fairly present the consolidated financial position of Buyer and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that (A) any unaudited interim financial statements (1) were or will be subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and (2) are not or may not be necessarily indicative of results for the full fiscal year and (B) any pro forma financial information contained in such consolidated financial statements is not or may not be necessarily indicative of the consolidated financial position of Buyer and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated.

                  (c) Buyer has delivered to Seller Unicare's Annual Statement for the fiscal year ending December 31, 1995 and statutory financial statements for the six months ending June 30, 1996, as filed with the Delaware Insurance Department, and containing in part statements of assets, liabilities, surplus and other funds; summary of operations; capital and surplus accounts; and cash flow ("Unicare's SAP Financial Statements"). Unicare's SAP Financial Statements (including, without limitation, the interrogatories therein) fairly present the statutory financial condition and results of operations of Unicare at and as of the dates and for the periods indicated therein and have been prepared in accordance with SAP consistently applied throughout the periods indicated, except as expressly set forth therein. Unicare's SAP Financial Statements were prepared by Unicare and have not been audited or reviewed by independent accountants.

                  (d) Since December 31, 1994, Unicare has filed all forms, reports, statements, notices and other documents required to be filed with any applicable federal or state regulatory authorities, including, without limitation, state insurance and health regulatory authorities, except where the failure to file any such forms, reports, statements, notices and other documents would not be reasonably expected to have a Material Adverse Effect on the conduct of the business of Unicare (all such forms, reports, statements, notices and other documents being collectively referred to as the "Unicare Reports"). The Unicare Reports and all Unicare Reports filed after the date of this Agreement and prior to the Closing, (i) were or will be prepared in all material respects in accordance with the requirements of applicable laws and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or will be made, not misleading.

                  (e) Except as and to the extent set forth on the balance sheet of Buyer at December 31, 1995, including all notes thereto, contained in Buyer's SEC Reports, Buyer has no liabilities or obligations of any nature (whether known or unknown, matured or unmatured, and whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Buyer or in the notes thereto, prepared in accordance with GAAP except (i) as otherwise reported in the financial statements contained in Buyer's SEC Reports, for the quarter ended June 30, 1996, or (ii) for Liabilities incurred in the ordinary course of business since December 31, 1995, or (iii) Liabilities incurred outside the ordinary course of business that would not have a Material Adverse Effect on the conduct of the business of Buyer taken as a whole. Since December 31, 1995, no event has occurred which has resulted in a Material Adverse Effect with respect to Buyer.

                  (f) Except as and to the extent set forth on the balance sheet of Unicare at December 31, 1995, including all notes thereto, contained in Unicare's SAP Financial Statements, Unicare has no liabilities or obligations of any nature (whether known or unknown, matured or unmatured, and whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Unicare or in the notes thereto, prepared in accordance with SAP except (i) as otherwise reported in the financial statements contained in Unicare's SAP Financial Statements for the quarter ended June 30, 1996, or (ii) for Liabilities incurred in the ordinary course of business since December 31, 1995, or (iii) Liabilities incurred outside the ordinary course of business that would not have a Material Adverse Effect on the conduct of the business of Buyer taken as a whole. Since December 31, 1995, no event has occurred which has resulted in a Material Adverse Effect with respect to Unicare.


                  Section 3.8 Authority to Conduct GBO Included Business. Except as set forth on Schedule 3.8, Buyer believes that Buyer and its Affiliates have all Insurance Licenses the use and exercise of which are necessary for the conduct of the GBO Included Business, and such Insurance Licenses are in full force and effect and are listed, described and categorized in Schedule 3.8. There is no proceeding or investigation pending, or, to the knowledge of Buyer threatened, that would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any Insurance License.

                  Section 3.9 No Misrepresentations. To the knowledge of Buyer, no representation, warranty or statement made, or information provided by Buyer or Unicare in this Agreement or in any other document or instrument furnished or to be furnished by or on behalf of Buyer or Unicare pursuant hereto or as contemplated hereby, when considered in the aggregate together with all other such representations, warranties, statements or information (including information in the Buyer SEC Reports and Unicare's SAP Financial Statements), contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                             OF SELLER AS TO ITSELF

                  Seller hereby represents and warrants to Buyer that:

                  Section 4.1 Organization. Seller is a mutual life insurance corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite power and authority to own (directly, or indirectly through JHSI) the GBO Subsidiaries Shares and to carry on, directly or indirectly, the GBO Included Business.

                  Section 4.2 Authority; No Conflict; Binding Effect. Seller has the corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents. Such execution, delivery and performance have been duly authorized by all necessary action on the part of Seller and do not and will not contravene the organizational documents of Seller or conflict with, result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or call a default with respect to, any agreement or instrument to which Seller is a party or by which Seller or the GBO Included Assets are bound, except such termination, acceleration or default which individually or in the aggregate would not have a Material Adverse Effect on the GBO Included Business. The approval of the policyholders of Seller is not required in connection with the execution, delivery and performance by Seller of the Transaction Documents (other than the approval of policyholders of Coinsured Policies under the Assumption Reinsurance Agreement) or the consummation by Seller of the transactions contemplated thereby. The execution, delivery and performance by Seller of the Transaction Documents will not result in any violation by Seller of any law, rule or regulation applicable to Seller. Seller is not a party to, nor subject to or bound by, any judgment, injunction or decree of any court or other Governmental Entity which may restrict or interfere with the performance of the Transaction Documents by Seller. This Agreement is (and when executed and delivered by Seller each of the Transaction Documents will be) a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except that
(i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or the rights of creditors of insurance companies generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section 4.3 Filings and Notices; Approvals and Consents. Except as set forth on Schedule 2.7, no consent, waiver, approval, authorization or order of, or registration, qualification or filing with, any court or other Governmental Entity is required for the execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby. Except as otherwise disclosed or expressly provided for in this Agreement, no consent or waiver of any party to any Contract to which Seller is a party or by which it is bound is required for the execution, delivery and performance by Seller of the Transaction Documents.

                  Section 4.4 Title to GBO Subsidiaries Shares. JHSI is the record and beneficial owner of, and has good and valid title to, the GBO Subsidiaries Shares free and clear of all Liens. Other than as contemplated by this Agreement, Seller is not a party to, or bound by, any agreement, instrument, proxy, understanding or commitment restricting the transfer of the GBO Subsidiaries Shares. No Person other than JHSI is the record or beneficial owner of any of the GBO Subsidiaries Shares. Assuming Buyer has the requisite power and authority to be the lawful owner of the GBO Subsidiaries Shares and is a "bona fide purchaser" (as defined under applicable law), upon delivery to Buyer at the Closing of certificates representing the GBO Subsidiaries Shares, duly endorsed by JHSI for transfer to Buyer or with stock powers attached, and upon Seller's receipt of the Purchase Price therefor, good and valid title will pass to Buyer, free and clear of all Liens other than those arising from acts of Buyer or its Affiliates.

                  Section 4.5 Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of Seller, threatened in writing against Seller or any of its properties or rights by or before any court, arbitrator or administrative body or Governmental Entity which questions the validity of the Transaction Documents or any action taken or to be taken pursuant hereto which could reasonably be expected to impair or restrict Seller's ability to perform its obligations hereunder.


                                    ARTICLE V

                               COVENANTS OF SELLER

                  Section 5.1 Operation of the Business. Except as specifically provided in this Agreement, prior to Closing Seller will conduct the GBO Included Business in the ordinary course and substantially in the same manner as heretofore conducted and in accordance with applicable law and will use reasonable efforts to cause the GBO Included Business to be diligently carried on, in the ordinary course consistent with past practice. In furtherance thereof, Seller shall use reasonable efforts to (i) preserve the GBO Included Assets, including, without limitation, the ASO Contracts and the Existing GBO Policies and the material permits and licenses necessary to conduct the GBO Included Business in full force and effect, (ii) keep available the services of the senior staff of the GBO Included Business, (iii) keep intact the workforce, taken as a whole, of the GBO Included Business so that the conduct of the GBO Included Business as presently conducted is not impeded, (iv) maintain present suppliers and customers of the GBO Included Business, and (v) preserve the goodwill of the GBO Included Business. Without limiting the foregoing, prior to the Closing, Seller (unless otherwise consented to in writing by Buyer):

                  (a) will give prompt notice to Buyer of (i) any breach or default (or notice thereof) of any of the GBO Material Contracts or (ii) any other event that could reasonably be expected to have a Material Adverse Effect on the GBO Included Business;

                  (b) will not amend, alter or modify any material provision of any GBO Material Contract except as may be deemed necessary to maintain compliance with applicable laws, rules or regulations;

                  (c) will not increase in any manner the rate of compensation or bonus of any of the GBO Employees, other than (i) increases in the ordinary course of business consistent with past practice and other increases in compensation customary on a periodic basis or required by agreement or understanding and (ii) bonus and incentive arrangements entered into by Seller in contemplation of the sale of the GBO Included Business, except as provided in
Article X hereof, and for which Seller assumes sole responsibility and Liability;

                  (d) will not increase in any substantial amount the number of GBO Employees, or, increase the terms of any insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such GBO Employees, except as provided in Article X hereof;

                  (e) will not make any material change in accounting methods or practices or in actuarial reserving practices with respect to the GBO Included Business, including, without limitation, any change with respect to establishment of reserves for unearned premiums, losses (including without limitation the current practice of calculating the reserve for incurred but not reported losses) and loss adjustment expenses, or any change in depreciation or amortization policies or rates adopted by it, except as required by law or GAAP (and Seller shall advise Buyer of any change so required);

                  (f) without prior consultation with Buyer, will not, and will not permit any of the GBO Subsidiaries to, make or propose to make any material change from the past underwriting, investment and other insurance practices of the GBO Included Business (including practices for the processing of claims and the issuance of explanations of benefits or non-benefits), or permit any of the GBO Subsidiaries to buy any investment asset rated Below Investment Grade;

                  (g) will not permit any of the GBO Subsidiaries to pay any dividend or make any distribution of cash or assets to Seller or any Affiliate of Seller; provided, however, that Seller may cause each GBO Subsidiary to make payments from time to time to Seller and Affiliates of Seller on account of service fees, expense charges, insurance fees, overhead charges, taxes and other fees and charges consistent with past practices; and

                  (h) will not enter into any Contract to do any of the foregoing in clauses (b) through (g) inclusive.

                  Section 5.2 Access. Seller will permit Buyer and its authorized representatives at all reasonable times, without unreasonable disruption of the normal operations of the GBO Included Business, to have access to and to examine all premises, properties, files, books, documents, records, financial information (including working papers and data in the possession of Seller's independent public accountants, internal audit reports, and "management letters" from such accountants with respect to the systems of internal control of the GBO Included Business) and other information relating to the GBO Included Business (including the right to make extracts therefrom or copies thereof), and will cooperate with Buyer in its investigation of the GBO Included Business. Seller will permit representatives of Buyer, to the extent reasonably necessary or desirable, to consult with GBO Employees concerning all financial and operational matters relating to the GBO Included Business. Seller may take such steps as are reasonably appropriate in the circumstances to protect the confidentiality of information that does not relate to the GBO Included Business that is contained in books and records that include information relating to the GBO Included Business. To the extent permitted by law, Seller will transfer to Buyer at or immediately following the Closing physical possession of all original files, books, documents, records and financial and other information related to the GBO Included Business. To the extent Seller is prohibited by law from transferring any of such original files or other information, Seller shall provide true and correct copies of such files and information to Buyer.

                  Section 5.3 Additional Financial Statements. As soon as reasonably practicable after they become available, Seller shall furnish to Buyer the unaudited GAAP financial statements of the GBO Included Business for all interim quarterly and annual periods subsequent to the Recent Balance Sheet Date but prior to the Closing Date, which shall be prepared in accordance with GAAP consistently applied with the 1995 Financial Statements.

                  Section 5.4 Third-Party Reinsurance Agreements. Except pursuant to the Underwriting Manager Agreement between Seller and James E. Hackett Reinsurance Corporation, effective April 1, 1991, Seller shall not, without the prior written approval of Buyer, which approval will not be unreasonably withheld, (i) enter into or commit to enter into any commutation, loss portfolio transfer or other similar transaction, agreement or arrangement or series of related transactions, agreements or arrangements involving any assumed or ceded reinsurance included in the GBO Included Business or (ii) enter into or commit to enter into any new reinsurance Contract, treaty or other arrangement or series of such Contracts, treaties or other arrangements that create any GBO Included Liability.

                  Section 5.5 Updating of Information. From the date hereof until the Closing Date, Seller will promptly inform Buyer in writing of Seller's knowledge of the occurrence or failure to occur of any action or event which would violate its representations and warranties hereunder or render them inaccurate as of the date hereof, or that would constitute a breach of any covenant of Seller hereunder or a failure of any condition to the obligations of Seller hereunder. Through the Closing date, Seller may supplement any Schedule or Annex hereto; provided, however, that the delivery of any such supplement shall not cure any breach of representation or warranty requiring disclosure of such matter at the date hereof.

                  Section 5.6 Employment Loss. Without regard to the actions contemplated by Section 10.1, Seller will not take any action in respect of the GBO Employees within the 90-day period prior to the Closing Date which would result in an "employment loss" (as defined in the WARN Act).

                  Section 5.7 GBO Employees. Prior to the second anniversary of the Closing Date, without the consent of Buyer, Seller shall not knowingly re-employ or attempt to re-employ any former GBO Employee who has been employed by Buyer pursuant to Section 10.1; provided, however, that this Section 5.7 shall not prohibit Seller from employing any such individual whose employment with Buyer or its Affiliates has been involuntarily terminated. Notwithstanding any other provision of this Agreement to the contrary, the covenant set forth in this Section 5.7 will survive the Closing for a period of two (2) years.

                  Section 5.8  Regulatory Filings, etc.

                  (a) Seller shall use all reasonable efforts to prepare and file with the Department of Insurance of the Commonwealth of Massachusetts (the "Massachusetts Department"), and the Departments of Insurance in New York, Wisconsin, Connecticut and Colorado as promptly as practicable, such documentation which Buyer, acting in good faith, believes is reasonably necessary to obtain such Departments' review of Buyer's application to reinsure the Coinsured Policies.

                  (b) Seller shall use all reasonable efforts to prepare and file, as promptly as practicable, all applications, forms and other documentation related to the approvals and consents contemplated by Section 2.7 which Buyer, acting in good faith, believes to be reasonably necessary in order
(i) to notify the applicable Governmental Entity, and (ii) if applicable, to obtain a review by and a decision from the applicable Governmental Entity in connection with the consummation of the transactions contemplated hereby.

                  Section 5.9  Covenant Not to Compete.

                  (a) So long as Buyer or its Affiliates is in the same line of business in the United States, for a period of five (5) years from the date of this Agreement, neither Seller nor any Affiliate of Seller shall, directly or indirectly, offer in the United States such managed care or group or individual health (including, without limitation, group or individual pharmacy, dental or vision products, or accident and sickness), long-term disability or short-term disability insurance products, administrative services relating to managed care or health or long-term disability or short-term disability benefits (collectively, the "Subject Business").

                  (b) Subject to the provisions of Section 5.9(c) below, the covenant not to compete contained in this Section 5.9 shall not apply to any acquisition after the Closing Date by Seller or any Affiliate of Seller of (i) a Person that is engaged in a business that is substantially similar to the Subject Business, if such business is incidental to a substantially larger business conducted by the Person which is not substantially similar to the Subject Business, or (ii) a Person that is engaged in a business that is substantially similar to the Subject Business, if such Person is acquired as part of a substantially larger transaction where such Person is not the principal Person acquired in such larger transaction. Seller agrees to negotiate in good faith with Buyer on an exclusive basis for a period of ninety (90) days following any acquisition described in the immediately preceding sentence to determine whether Seller and Buyer can agree upon the sale to Buyer of the business that is substantially similar to the Subject Business; provided, however, that Seller shall not be obligated to sell such business to Buyer, and Buyer shall not be obligated to purchase such business from Seller, unless Seller and Buyer execute a definitive agreement relating thereto on terms and conditions acceptable to each party in its sole discretion; and, provided, further, that Seller and its Affiliates shall have no obligations with respect to such business under this Section 5.9 if Seller and Buyer after such good faith negotiations do not execute such a definitive agreement for the sale of such business during such ninety (90) day period. In addition, the covenant not to compete contained in this Section 5.9 shall not apply to any Person if such Person becomes an Affiliate of the Seller by virtue of such Person or an Affiliate of such Person having acquired all or part of the Seller and such Person conducted a business that is substantially similar to the Subject Business for at least twelve (12) months prior to such acquisition.

                  (c) Notwithstanding anything contained in Section 5.9(b) to the contrary, in the event Seller or any Affiliate of Seller is relieved of its obligation under Section 5.9(a) as described under Section 5.9(b), Seller shall not utilize the "John Hancock" name or any derivative thereof in brochures, advertisement or other materials used in marketing business that is the same or substantially similar to the Subject Business during the period that the covenant not to compete contained in Section 5.9(a) would otherwise apply.

                  Section 5.10 Amounts Due to or Due From Affiliates. Except with respect to amounts due under the following Contracts, which Contracts will remain in effect following the Closing, (i) the service agreement between Seller and CCI, effective July 1, 1990, as described in item (vii)(a)(3) of Schedule 2.8(b), for CCI to provide utilization review services to Seller; (ii) the Contracts described in item (vii)(b) of Schedule 2.8(b), (iii) the Maritime Life Insurance Company 100% Quota Share Reinsurance Agreement described on Exhibit C to Schedule 2.8(a), (iv) the contracts relating to life and health insurance and administrative services described in Section 8.10, and (v) the Transaction Documents, all other amounts due to or due from Affiliates of the GBO Subsidiaries or the GBO Included Business shall be settled at face value at or prior to Closing.

                  Section 5.11 Termination or Modification of Existing GBO Policies. After the Closing, Seller shall, as requested by Buyer, terminate, amend or otherwise modify any Existing GBO Policy, to the extent permitted by the terms of such Existing GBO Policy, the Coinsurance Agreement and the Administration Agreement and by applicable law, or otherwise modify the terms or pricing, subject to the terms and conditions of the Administration Agreement, upon renewals effective at or prior to the time such Existing GBO Policy is transferred onto Unicare forms.

                  Section 5.12  Healthcare Providers and Networks.

                  (a) As promptly as practical after execution of this Agreement, Seller will provide to Buyer a computer generated schedule showing on a state by state basis, the name (listed alphabetically), address, zip code, tax identity number, specialty and applicable payment code for each health care provider participating in a network established, managed or utilized by Seller or an Affiliate in the conduct of the GBO Included Business, and access to Seller's files and records with respect to each such provider.

                  (b) Buyer (or Unicare) and Seller shall, if requested by Buyer (or Unicare, as the case may be), immediately upon execution of this Agreement jointly engage one or more vendors who are not Affiliates of Buyer or Seller to review all of Seller's (and/or its Affiliates') existing agreements with health care providers participating in networks established or managed by Seller in providing services to subscribers of the GBO Included Business, whether or not listed in Seller's provider directories (the "GBO Providers") and where necessary use reasonable commercial efforts to obtain valid and binding amendments to such existing agreements or new agreements so that Unicare will be assured that (i) a valid and binding agreement exists with each GBO Provider and
(ii) the subscribers of the GBO Included Business, Unicare and Seller are entitled to the negotiated discounted fee structure. In the case of provider networks not established or managed by Seller, the outside vendor shall also review Seller's agreements with such provider networks and shall engage in appropriate discussions with such provider networks to facilitate assignment of the agreements to Unicare and appropriate amendments thereto to assure that Unicare has the benefit of those agreements. The period of engagement for each such vendor shall not exceed one year from the date of this Agreement. Buyer (or Unicare) and Seller shall each pay one-half of the costs and expenses of each such vendor. The obtaining of such valid and binding amendments and agreements shall not be a condition to Closing under this Agreement.

                  (c) With respect to claims incurred by subscribers of the GBO Included Business prior to the Effective Time and during the 90-day period immediately following the Closing Date, if the GBO Provider with respect to such claims alleges that such GBO Provider does not have at the time a valid and binding agreement with Seller or Unicare, as the case may be, and as a result such GBO Provider will not provide a discount (after Unicare makes commercially reasonable efforts to obtain such a discount) in an amount equal to the discount expected to be available to Seller at the Effective Time under contracts or arrangements with such GBO Provider, then Seller shall promptly pay to Unicare the amount by which the discount available to Seller exceeds the discount, if any, available to such subscriber.

                  (d) Seller shall on demand indemnify, defend and hold harmless Buyer and its Affiliates, and their respective directors, officers and employees from and against any and all demands, actions, proceedings, costs and Liabilities (including, without limitation, the costs and expenses of defending any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises and attorneys' fees in connection therewith), paid or incurred, resulting from, arising out of or relating to Seller's failure to have appropriately credentialed the GBO Providers; provided, however, that Seller's obligation to indemnify Buyer shall be limited to claims arising prior to Closing and the one hundred eighty (180) day period following Closing. The Liability of Seller pursuant to this Section 5.12(d) shall not be subject to the threshold articulated in Article XIV, but shall be measured from the first dollar.

                                   ARTICLE VI

                               COVENANTS OF BUYER

                  Section 6.1 Updating of Information. From the date hereof until the Closing Date, Buyer will (i) keep Seller informed of the progress of all regulatory and other filings required to be made by Buyer pursuant to
Section 6.4 and 7.3 and (ii) promptly inform Seller in writing of Buyer's knowledge of the occurrence or failure to occur of any action or event that would violate its representations or warranties hereunder or render them inaccurate as of the date hereof, or would constitute a breach of any covenant of Buyer hereunder or a failure of any condition to the obligations of Buyer hereunder.

                  Section 6.2 Post-Closing Access by Seller. Buyer shall, and shall cause its Affiliates to, permit Seller and its authorized representatives at all reasonable times, without unreasonable disruption of the normal operations of the GBO Included Business, to have access to and to examine all premises, properties, files, books, documents, records, financial and tax information (including working papers and data in the possession of Buyer's independent financial accountants, internal audit reports and "management letters" from such accountants with respect to the systems of internal control of the GBO Included Business), computerized information and other information (including the right to make extracts therefrom or copies thereof at Seller's sole cost and expense) in connection with (i) any audit or other investigation by any Taxing Authority or any required reports or submissions to any Governmental Entity with respect to the GBO Included Business, (ii) Third Party Claims (as defined in Section 14.2) and investigations and insurance relating thereto and (iii) litigation relating to the GBO Included Business and involving the Seller and (iv) transitional matters and activities of any of the GBO Subsidiaries pursuant to Article VIII; provided, however, compliance by Buyer with provisions of this Section 6.2 shall not constitute a waiver of Buyer's attorney-client privilege. Buyer shall, and shall cause its Affiliates to, preserve and maintain such files, books, documents, records, financial and tax information, computerized information and other information for the greater of
(A) the period during which Buyer may make a claim against Seller for Indemnifiable Losses (as defined in Section 14.1) hereunder or (B) five (5) years and, thereafter, shall dispose of the same only after it shall have given Seller prior notice of such disposition and the opportunity to remove and retain such files, books, documents, records, financial and tax information, computerized information and other information. Buyer shall, and shall cause its Affiliates to, permit Seller or its representatives, to the extent reasonably necessary or desirable, to consult with GBO Employees concerning all financial and operational matters in connection with proceedings, claims and requirements described in clauses (i), (ii), (iii) and (iv) above.

                  Section 6.3  Regulatory Filings, etc.

                  (a) Buyer shall use all reasonable efforts to cause Unicare to prepare and file with the Department of Insurance of the State of Delaware (the "Delaware Department"), as promptly as practicable, such documentation which Buyer, acting in good faith, believes is reasonably necessary to obtain Delaware Department's review of Unicare's application to reinsure the Coinsured Policies.

                  (b) Buyer shall use all reasonable efforts to prepare and file such documentation which Buyer, acting in good faith, believes is reasonably necessary to obtain approval of the acquisition of CCI under statutes providing for regulation of utilization review agents.

                  (c) Buyer shall use all reasonable efforts to prepare and file, or to cause its Affiliates to prepare and file, as appropriate, as promptly as practicable, all applications, forms and other documentation related to the approvals and consents contemplated by Section 3.3 which Seller, acting in good faith, believes to be reasonably necessary in order (i) to notify the applicable Governmental Entity, and (ii) if applicable, to obtain a review by and a decision from the applicable Governmental Entity in connection with the consummation of the transactions contemplated hereby.

                                   ARTICLE VII

                                 JOINT COVENANTS

                  Section 7.1  Filings and Notices; Approvals and Consents.

                  (a) Seller and Buyer will, as promptly as practicable after the execution and delivery of this Agreement (or at or prior to the date otherwise agreed herein), cooperate to make and give all governmental filings and governmental and third party notices (and to provide requested information supplemental thereto) required to be made or given by Seller or Buyer, including those described in Sections 2.7 and 3.3 and on Schedule 11.5 in order to consummate the transactions contemplated by this Agreement. Any such filing, and any supplemental information requested by the relevant Governmental Entity in connection therewith, shall be in substantial compliance with the requirements of such Governmental Entity. Seller and Buyer will keep each other apprised of the status of the governmental approval process and of any communications with, and any inquiries or requests for additional information from, the relevant Governmental Entity, and will comply promptly with any such inquiry or request. Seller and Buyer will use their respective reasonable best efforts to promptly obtain all such governmental approvals and third party consents.

                  (b) Seller and Buyer will furnish to each other such necessary information and reasonable assistance as either party may request in connection with its preparation of any filing or submission to be made in accordance with this Section 7.1.

                  Section 7.2 Policyholder Confidentiality. Buyer and Seller agree to maintain the confidentiality of all records and other information relating to customers and plan participants of the GBO Included Business in accordance with applicable laws.

                  Section 7.3 Form and Rate Filings. Buyer, with Seller's cooperation, will, as soon as possible after the execution of this Agreement, proceed or cause its Affiliates to proceed with the necessary regulatory filings and applications so that Buyer may begin conducting the GBO Included Business directly through Buyer and its Affiliates, as appropriate. Such filings and applications shall include, but are not limited to, making form and rate filings in all jurisdictions where such filings are required for the conduct of the GBO Included Business. Buyer, with Seller's cooperation, will use reasonable efforts to obtain approval of such forms and rates as promptly as possible. For purposes of this Section 7.3, "reasonable efforts" shall include, but not be limited to, the use of reference filings, where appropriate, with respect to policy forms and rates.


                                  ARTICLE VIII

                              TRANSITIONAL MATTERS

                  Section 8.1 GBO Included Business Real Property. At the Closing, Seller and Unicare shall enter into the Lease Agreements, which provide the terms and conditions concerning Unicare's occupancy of the premises in the Seller's Facilities where the GBO Included Business is conducted.

                  Section 8.2 Certain Support Services. Following the Closing, Seller will also make available to Unicare certain data processing and other support services pursuant to the terms of the Service Agreement to be entered into by Seller and Unicare at the Closing.

                  Section 8.3  Reinsurance.

                  (a) At the Effective Time, Unicare shall reinsure Existing GBO Policies on a coinsurance basis pursuant to the terms and conditions of the Coinsurance Agreement, which Seller and Unicare will enter into at the Closing.

                  (b) After the Effective Time, Seller agrees to issue Transition GBO Policies as requested by Unicare, which shall automatically and immediately be 100% coinsured by Unicare pursuant to the terms and conditions, and subject to the limitations, set forth in the Coinsurance Agreement.

                  (c) From and after the Effective Time, Unicare shall provide to Seller all necessary administrative and other services with respect to the Coinsured Policies in accordance with the terms and conditions of the Administration Agreement which Seller and Unicare will enter into at the Closing.

                  (d) After the Effective Time, Seller and Unicare will cooperate in obtaining all required insurance regulatory approvals, transmitting notices to policyholders and obtaining any required policyholder consents, for the assumption reinsurance of Coinsured Policies on the terms and conditions, and subject to the limitations, set forth in the Assumption Reinsurance Agreement which Seller and Unicare will enter into at the Closing. Any such assumption reinsurance will be effected in a manner creating a novation and complete release of liability (subject to the terms of the Assumption Reinsurance Agreement) of Seller under the Coinsured Policies being assumption reinsured, with Unicare being substituted as the insurer thereunder.

                  Section 8.4 Transitional Marketing Arrangements. In order to assist in effectively implementing the reinsurance arrangements described in
Section 8.3(b), Seller will permit Unicare and its Affiliates to market the Coinsured Policies during the Transition Period using Seller's Insurance Policy forms and other marketing materials used in the conduct of the GBO Included Business and to utilize the Names as permitted in the License Agreement and the Administration Agreement to be entered into by Seller and Unicare at the Closing.

                  Section 8.5 Use of Name Post-Closing. The rights of Unicare and its Affiliates to use the Names following the Closing Date will be governed by the terms of the License Agreement.

                  Section 8.6 Change of HASG Name. The name of HASG shall be changed to remove any reference to "Hancock" before the Closing.

                  Section 8.7  Lease of Furniture, Fixtures and Equipment.

                  (a) Subject to the provisions of this Section 8.7, Seller hereby grants to Buyer or its assignee (and by its acceptance of any such assignment, such assignee shall be deemed to have agreed to the terms and conditions of this Section 8.7), a license to use all furniture, fixtures and equipment (the "Leased Equipment") held under the Leases (as hereinafter defined) for use by the GBO Employees in operating the GBO Included Business and identified pursuant to the Inventory to be conducted by Buyer pursuant to subsection (d) below for the period commencing on the Closing Date and ending eight (8) years thereafter (the "Use Period"). Such license shall be (i) revocable to the extent, and only to the extent, set forth in this Section 8.7, and (ii) without additional cost to Buyer or its assignee. All costs and expenses of Seller under the Leases shall be borne solely by Seller and none of such costs and expenses shall be borne by Buyer or its assignee.

                  (b) For purposes of this Section 8.7, (i) the term "Lease" means the 1987 Lease or the 1988 Lease, as the case may be; (ii) the term "Leases" means the 1987 Lease and the 1988 Lease; (iii) the term "1987 Lease" means that certain Lease Agreement dated as of December 23, 1987 between JHM Funding, Inc. as lessor (the "Lessor") and Seller as lessee, as amended by Amendment No. 1 dated as of November 17, 1988 and Amendment No. 2 dated as of November 30, 1994, and as further amended, supplemented or modified from time to time; and (iv) the term "1988 Lease" means that certain Lease Agreement dated as of November 17, 1988 between the Lessor as lessor and Seller as lessee, as amended by Amendment No. 1 dated as of November 30, 1994, and as further amended, supplemented or modified from time to time. Buyer acknowledges that it has been provided with a copy of the Leases as in effect on the date hereof, that it has reviewed same and is familiar with the terms thereof, and that some of the Leased Equipment is leased to Seller under the 1987 Lease and some of the Leased Equipment is leased to Seller under the 1988 Lease. Subject to the terms of subsection (f) below, Seller agrees to deliver to Buyer a copy of any amendment, supplement or modification of each Lease reasonably promptly after the same shall have become effective.

                  (c) Buyer agrees that, without Seller's prior written consent, which shall not be unreasonably withheld or delayed (it being agreed that the refusal of the Lessor to grant any consent required under the Leases shall constitute a reasonable basis to withhold consent), it shall (i) not have any right to assign, sublease or relinquish possession of the Leased Equipment to any party (other than to Unicare); (ii) not change the location of the Leased Equipment; and (iii) not do, or omit to do, any act or omission which would constitute an Event of Default under either or both of the Leases.

                  (d) As soon as reasonably practical after the Closing, Buyer shall cause a physical inventory (the "Inventory") to be taken of the Leased Equipment solely for the purpose of locating and identifying the Leased Equipment and for no other purpose, and upon completion thereof shall promptly provide a certified copy of the Inventory to Seller. Such Inventory shall be completed at the expense of Buyer. Seller shall cooperate in all reasonable respects with Buyer in connection with the taking of the Inventory.

                  (e) On the last day of the Use Period or such earlier date as may be specified by Buyer from time to time as to all or any portion of the Leased Equipment, Buyer or its assignee shall make available to Seller the Leased Equipment or portion of the Leased Equipment, as the case may be, at the same location as the Leased Equipment, or particular piece of Leased Equipment, shall have been delivered to Buyer on the Closing Date or such other location where such Leased Equipment shall be located at such time (after having received consent to the move of the Leased Equipment in accordance with subsection (c) above) in the same condition as received, reasonable wear and tear excepted. Upon termination of use by Buyer or its assignee, Buyer or its assignee shall give at least 30 days' advance notice to Seller of such termination, and it shall be Seller's responsibility to remove or recover the Leased Equipment and bear all costs associated with its return to the Lessor.

                  (f) Buyer hereby acknowledges and agrees that its rights under this Section 8.7 to use the Leased Equipment are expressly subject and subordinate to the provisions of the Leases and are subject to termination upon termination of either or both of the Leases for any reason permitted thereunder, and neither the provisions of this Section 8.7 nor the use of the Leased Equipment by Buyer hereunder shall in any way be construed as a modification or limitation of any right or power the Lessor may have under the Leases. Notwithstanding the foregoing, however, (i) Buyer shall have a right of quiet enjoyment with respect to the Leased Equipment during the Use Period on the terms and conditions provided in the Leases without any interference from Seller or the Lessor or anyone claiming through or under Seller or the Lessor, (ii) Seller shall not propose or consent to any amendment, modification or termination of any term of the Leases during the Use Period that would materially adversely impact the right of Buyer or its assignees to use the Leased Equipment during the Use Period, and (iii) Seller shall comply in all material respects with its obligations under the Leases.

                  (g) All Leased Equipment shall be delivered in "as-is" condition, and is located in the premises covered by the Lease Agreements and the Lease Assignments, without material diminution from the date hereof.

                  (h) The provisions of this Section 8.7 shall survive the Closing indefinitely.

                  Section 8.8 Transfer of MIS Software. Seller shall transfer to Unicare all computer hardware used exclusively in the GBO Included Business, and all the software applications, programs and licenses used exclusively in the GBO Included Business (including without limitation those listed in Attachment 1 to Appendix C to the Service Agreement), which hardware and software are owned by Seller, as a part of the GBO Division Assets. Seller shall provide under the Service Agreement on the terms set forth therein such computer hardware as is used by Seller in both its GBO Included Business and its other businesses and software applications, programs and licenses included in the Shared Contracts. Seller shall also transfer, license or otherwise provide to Buyer all other software applications, programs and licenses from third parties and used by Seller in the conduct of the GBO Business, (including without limitation those listed in Attachment 1 to Appendix C to the Service Agreement) (together with the owned software described in the first sentence of this Section 8.8, the "MIS Software"), as shall be reasonably necessary, together with the transferred owned hardware and software (but excluding Shared Contracts and Seller's mainframe computer), for Buyer to operate the management information, accounting and billing systems currently operated by the GBO Included Business at a level of functionality comparable to that enjoyed by the GBO Included Business at the time of Closing, but not an increased level of functionality associated with an increased number of employees or volume of the GBO Included Business and not at locations not occupied by the GBO Included Business at the time of Closing. In making and arranging for such transfer, Seller agrees that it will be responsible for (i) any one-time charge imposed on Buyer or Seller by the vendor of any such Shared Contracts or MIS Software in connection with the transfer to Buyer thereof or the provision of services by Seller under the Service Agreement and (ii) any increase in the periodic payments of license costs and other charges associated with any such Shared Contracts or MIS Software imposed on Buyer by the vendor thereof during the two-year period following the Closing (or following the transfer in the case of MIS Software transferred to Buyer) above the license cost and other charges imposed by such vendor on Seller prior to the Closing, in each case, arising solely as a result of the consummation of the transactions contemplated by this Agreement and not attributable to an increase in the number of employees of the GBO Included Business or a change in the volume of business or a second or subsequent change in the location of the GBO Business after the relocation from the Berkeley Headquarters Building.

                  Section 8.9 Commissions and Expenses Due. All commissions and expenses due with respect to third party reinsurers which are included in the Closing GAAP Balance Sheet and are not collected within three hundred sixty-five
(365) days of the day on which such commissions and expenses shall have become due under their original terms shall be transferred back to Seller, and Seller concurrently with such transfer shall pay Buyer therefor the amount at which such items shall have been included in the Closing GAAP Balance Sheet. Buyer shall attempt in good faith, using commercially reasonable efforts, (i) during the three hundred sixty-five (365) day period following the Closing to collect or settle such commissions and expenses due, and (ii) during the period following such three hundred sixty-five (365) days to collect or settle from the applicable third party reinsurer any amounts represented by amounts transferred to Seller pursuant to the preceding sentence. Any amounts collected or settled by Buyer under clause (ii) above shall be remitted promptly to Seller.

                  Section 8.10 Seller Life and Health Account. In order to ensure life and health coverage for Seller's employees for the next calendar year, both Seller and Buyer agree that for a period beginning as of the Closing and ending on the first anniversary of the Effective Time, Seller shall contract with Buyer or an Affiliate of Buyer to serve as the provider of life insurance and health insurance and/or administrative services relating thereto for those of the Seller's employee benefit plans that are currently insured or serviced by the Seller (excluding long term care services), which contract shall contain the performance standards set forth in Schedule 8.10. Seller represents and covenants to Buyer that the performance standards set forth on such Schedule
8.10 represent the performance standards presently being complied with or exceeded by Seller in connection with its servicing of Seller's employee benefit plans and will be complied with or exceeded by Seller as of the Effective Time. Seller and Buyer shall work together in good faith prior to the Closing to set rates for such insurance and benefits that will permit Buyer to maintain a level of profitability on a per member basis and permit Seller to establish a level of expenses payable to the Buyer on a per member basis that are substantially equivalent to the level of profitability and expenses currently earned and sustained by Seller with respect thereto. At the end of this period, both Seller and Buyer agree to negotiate, in good faith, regarding additional periods of coverage for Seller's employees.


                                   ARTICLE IX

                               CERTAIN TAX MATTERS

                  Seller and Buyer hereby covenant and agree with respect to certain tax matters as follows:

                  Section 9.1 Section 338(h)(10) Election.

                  (a) With respect to the acquisition of the GBO Subsidiaries Shares hereunder, (i) Buyer shall make a timely election under Section 338(g) of the Code and any corresponding elections under state and local tax laws with respect to the acquisition hereunder of such GBO Subsidiaries Shares, and Seller and Buyer shall jointly make a timely election under Section 338(h)(10) of the Code and any corresponding elections under state and local tax laws (collectively, the "Election") with respect to such acquisition, (ii) Seller and Buyer shall, as promptly as practicable following the Closing Date, cooperate with each other to take all actions necessary and appropriate (including filing such forms, returns, elections, schedules and other documents as may be required) to effect and preserve a timely Election in accordance with Section 338 of the Code or any successor provisions (and all corresponding state and local tax laws) and (iii) Seller and Buyer shall report the sale and acquisition of the GBO Subsidiaries Shares pursuant to this Agreement consistent with the Election.

                  (b) In connection with the Election, within sixty (60) days of Closing, Seller shall provide to Buyer a schedule which sets forth the tentative allocation (the "Tentative Allocations Schedule") of the Purchase Price (i) between the Assets other than the GBO Subsidiaries Shares and the GBO Subsidiaries Shares and (ii) a further allocation of the amount assigned to the GBO Subsidiaries Shares among the assets held by the GBO Subsidiaries in a manner that is consistent with the preliminary estimated Modified Aggregate Deemed Sales Price and the Adjusted Gross-Up Basis resulting from the Election. Buyer and Seller acknowledge that the allocations contained in the Tentative Allocations Schedule will be revised to reflect the actual Purchase Price, which allocations shall take into account the post-closing adjustment to the Purchase Price pursuant to Section 1.5 hereof. As soon as practicable, but no later than 30 days after the Closing GAAP Balance Sheet becomes final pursuant to Section 1.5, Seller shall provide to Buyer a final revised allocation (the "Final Allocations Schedule") of the amounts allocated in the Tentative Allocation Schedule. Such allocations shall be made in accordance with

Section 338(b) and Section 338(h)(10) of the Code and any applicable Treasury Regulations, provided, however, that Buyer will be entitled to add its transaction costs to the Adjusted Grossed- Up Basis of the GBO Subsidiaries Shares for purposes of allocating such Adjusted Grossed-Up Basis among the GBO Included Assets held by the GBO Subsidiaries, and Seller will be entitled to take into account its transaction costs when calculating its gain or loss from the sale of the Assets. Buyer shall have the right to review the Final Allocation Schedule, and Seller and Buyer shall consult and resolve in good faith any issues arising as a result of Buyer's review of such schedule. If the parties accept the Final Allocation Schedule, it shall be final and binding on the parties. However, if the parties are unable to resolve any dispute within fifteen (15) Business Days of the receipt by Buyer or Seller of the Final Allocation Schedule, the parties shall jointly request Coopers & Lybrand, or other independent accountants agreed by the parties, to resolve any issue in dispute as promptly as possible, with one-half of the costs of such resolution to be borne by each of Seller and Buyer. The determination made by such independent accountants shall be final and binding upon the parties hereto. If such independent accountants are unable to make a determination with respect to any dispute prior to the due date for the filing of any Tax Return for which such determination is necessary, Buyer and Seller shall file such Tax Return without such determination having been made, subject, however, to the parties' obligation thereafter to file amended Tax Returns reflecting the final decision of the independent accountants.

                  Section 9.2  Returns; Indemnification; Liability for Taxes.

                  (a) Seller shall prepare and file (or cause to be prepared and filed) on a timely basis all Tax Returns with respect to the GBO Subsidiaries for all taxable periods ending on or before the Closing Date ("Seller Tax Returns") and shall pay, and shall indemnify and hold Buyer harmless against and from (i) all Taxes of the GBO Subsidiaries for all taxable years or periods which end on or before the Closing Date; (ii) all Taxes for all taxable years or periods of all members (other than the GBO Subsidiaries) of any affiliated group of which the GBO Subsidiaries is or has been a member prior to the Closing Date; and (iii) with respect to any taxable period commencing before the Closing Date and ending after the Closing Date (a "Straddle Period") all Taxes of the GBO Subsidiaries attributable to the portion of the Straddle Period prior to and including the Closing Date (the "Pre-closing Period"). For purposes of this Agreement, the portion of any Tax that is attributable to the Pre-closing Period shall be (i) in the case of a Tax that is not based on net income, gross income, premiums or gross receipts, the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-closing Period, and the denominator of which is the total number of days in such Straddle Period, and (ii) in the case of a Tax that is based on any of net income, gross income, premiums or gross receipts, the Tax that would be due with respect to the Pre-closing Period if such Pre-closing Period were a separate taxable period, except that exemptions, allowances, deductions or credits that are calculated on an annual basis (such as the deduction for depreciation or capital allowances) shall be apportioned on a per diem basis. For purposes hereof, all Taxes which are the subject of this Article IX arising out of the transaction contemplated by Article I hereof, including Taxes resulting from the Election, shall be deemed to be Taxes attributable to the Pre-closing Period.

                  (b) Buyer shall prepare and file (or cause to be prepared and filed) on a timely basis all Tax Returns of the GBO Subsidiaries relating to periods ending after the Closing Date and shall pay, and, except as provided in subsection (c) hereof, shall indemnify and hold Seller harmless against and from
(i) all Taxes of the GBO Subsidiaries for any taxable year or period commencing after the Closing Date; and (ii) all Taxes of the GBO Subsidiaries for any Straddle Period other than Taxes attributable to the Pre-closing Period.

                  (c) Notwithstanding any other provision of this Article IX, Seller shall indemnify and hold Buyer and the GBO Subsidiaries harmless against any guarantee fund assessment to the extent that it is based upon premiums written prior to Closing.

                  (d) In the event that any refunds are paid or made available by any Taxing Authority (or other Governmental Entity) that relate to any guarantee fund assessment that was indemnified by Seller or any of its Affiliates pursuant to Section 9.2(c) hereof, Buyer shall cause such refunds to be repaid to Seller, in accordance with the provisions of Section 9.3(d) hereof.

                  (e) In the event that any guarantee fund assessment that was indemnified by Seller or any of its Affiliates pursuant to Section 9.2(c) hereof gives rise to a credit against any liability for Tax of Buyer or any Affiliate of Buyer, Buyer shall cause the amount of such credit to be paid to Seller as such credit becomes available to Buyer or any of its Affiliates to reduce any such liability for Tax, in accordance with the provisions of Section 9.3(d) hereof.

                  Section 9.3  Cooperation; Refunds and Credits.

                  (a) All refunds or credits of Taxes for or attributable to taxable years or periods of the GBO Subsidiaries ending on or before the Closing Date (or the Pre-closing Period, in the case of a Straddle Period) shall be for the account of Seller; all other refunds or credits of Taxes for or attributable to the GBO Subsidiaries shall be the account of Buyer. Following the Closing, Buyer shall cause the GBO Subsidiaries to forward to Seller any such refunds or credits due Seller pursuant to this Section 9.3(a) after receipt or realization thereof by Buyer, and Seller shall forward (or cause to be forwarded) to Buyer any refunds or credits due to Buyer pursuant to this Section 9.3(a) after receipt or realization thereof by Seller, in each case in accordance with the provisions of Section 9.3(d) hereof.

                  (b) If an audit examination of any Tax Return of Seller or its Subsidiaries for any taxable period ending on or before the Closing Date shall result (by settlement or otherwise) in any adjustment the effect of which is to increase deductions, losses or tax credits or decrease income, gains, premiums, revenues or recapture of tax credits ("Changes") reflected on a Tax Return of Buyer, CCI and its Subsidiaries for any taxable period ending after the Closing Date, Seller will notify Buyer and provide it with all necessary information so that it can reflect on the appropriate Tax Return of Buyer any appropriate Changes. If as a result of such Changes, Buyer or its Subsidiaries enjoy a net Tax benefit from an increase in deductions, losses or tax credits and/or a decrease in income, gains, premiums, revenues or recapture of tax credits ("Buyer Benefits") for taxable periods ending after the Closing Date, Buyer shall pay to Seller the amount of such Buyer Benefit, as and when such Buyer Benefits are realized by Buyer in accordance with Section 9.3(d) hereof.

                  (c) If an audit examination of any Tax Return of Buyer or its Subsidiaries for taxable periods ending after the Closing Date shall result (by settlement or otherwise) in any Change reflected on a Tax Return of Seller or its Subsidiaries for any taxable periods ending on or before the Closing Date, Buyer will notify Seller and provide it with all necessary information so that Seller can reflect any appropriate Changes on its Tax Return. If as a result of such Changes, Seller or its Subsidiaries enjoy a net Tax benefit from an increase in deductions, losses or tax credits and/or a decrease in the income, gains, premiums, revenues or recapture of tax credits ("Seller Benefits") for taxable periods ending on or before the Closing Date, Seller shall pay to Buyer the amount of such Seller Benefits as and when such Seller Benefits are realized by Seller, in accordance with Section 9.3(d) hereof.

                  (d) Any payments of refunds or credits for Taxes, or any payment of Buyer Benefits or Seller Benefits, that are required to be paid under this Article IX hereof shall be made within ten (10)

Business Days of the receipt of any refund or thirty (30) Business Days of the realization of any tax benefit, as the case may be. Any payments not made within such time period shall be subject to an interest charge of ten percent (10%) per annum.

                  Section 9.4 Termination of Tax Sharing Agreements. Seller and Buyer hereby agree and covenant that any obligation of or to GBO Subsidiaries pursuant to any tax sharing agreement or any similar arrangement in effect at the Closing Date shall be paid on or before the Closing Date and any further obligations otherwise existing thereunder shall be extinguished on the Closing Date.

                  Section 9.5  Conduct of Audits and Other Procedural Matters.

                  Each party shall, at its own expense, control any audit or examination by any Taxing Authority, and have the right to initiate any claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes ("Proceedings") for any taxable period for which that party is charged with payment or indemnification responsibility under this Agreement. Each party shall promptly forward to the other in accordance with Section 15.3 copies of all written notifications and other written communications, including if available the original envelope showing any postmark, from any Taxing Authority received by such party or its Affiliates relating to any liability for Taxes for any taxable period for which such other party or any of its Affiliates is charged with payment or indemnification responsibility under this Agreement and each indemnifying party shall promptly notify, and consult with, each indemnified party as to any action it proposes to take with respect to any liability for Taxes for which it is required to indemnify another party and shall not enter into any closing agreement or final settlement with any Taxing Authority with respect to any such liability without the written consent of the indemnified parties, which consent shall not be unreasonably withheld. In the case of any Proceedings relating to any Straddle Period, Buyer shall control such Proceedings and shall consult in good faith with Seller as to the conduct of such Proceedings. Seller shall reimburse Buyer for such portion of the costs, including legal costs, of conducting such Proceedings as is represented by the portion of the Tax with respect to such Straddle Period for which Buyer is liable pursuant to Section 9.2 hereof. Each party shall, at the expense of the requesting party, execute or cause to be executed any powers of attorney or other documents reasonably requested by such requesting party to enable it to take any and all actions such party reasonably requests with respect to any Proceedings which the requesting party controls. The failure by a party to provide timely notice under this Section 9.5 shall relieve the other party from its obligations under this Article IX with respect to the subject matter of any notification not timely forwarded, to the extent the other party has suffered a loss or other economic detriment because of such failure to provide notification in a timely fashion.

                  Section 9.6 Resolution of Disagreements Among Parties. If Seller and Buyer disagree as to the matters governed by this Article IX, Seller and Buyer shall promptly consult with each other in an effort to resolve such dispute. If any such disagreement cannot be resolved within twenty (20) Business Days of the date of initial consultation, Seller and Buyer shall jointly request such independent accountants as shall be mutually agreed by the parties, to resolve any issue in dispute as promptly as possible, with one-half of the costs of such resolution to be borne by each of Buyer and Seller. The determination made by such accountants shall be final and binding upon the parties hereto.

                                    ARTICLE X

                                  GBO EMPLOYEES


                  Section 10.1  GBO Employees.

                  (a) Buyer or Unicare will make an offer of employment to each employee of the GBO Included Business who is an "active employee" as of the Effective Time; provided that Buyer may terminate at any time following the Closing Date the employment of any employee who accepts such offer and may change or alter the terms of such employment at any time following the Closing Date. For purposes of this Agreement, the term "active employee" shall mean any Person who, at the Effective Time, is actively employed by Seller in the GBO Included Business (including, without limitation, part-time employees) or who is on short-term disability leave, personal unpaid leave or family medical leave, as of the Effective Time (such employees on short-term disability, personal unpaid leave or family medical leave shall be offered employment by Buyer as of the date they return to active employment provided that Buyer shall not be responsible for holding more than fifty-five (55) positions open for persons on short-term disability, personal unpaid leave or family medical leave as of the Effective Time), but shall exclude all other Persons. Any such offers of employment with Buyer shall generally be on the terms and conditions as described in this Agreement; provided, however, that Buyer will be permitted to make appropriate adjustments and modifications to such terms and conditions in the instances where in good faith it believes such adjustment or modification shall be necessary in order to integrate such employees into the existing Buyer workforce and management structure; and provided further that Buyer shall not be required to offer any post-retirement medical or health benefits to such employees. Notwithstanding anything contained in this Section 10.1(a) to the contrary, Buyer's offer of employment shall include compensation for such employees at the same base salary as received by such employees as of the Effective Time and such employees shall have the same responsibilities and title (except as otherwise previously disclosed to Seller) as they had with Seller as of the Effective Time. Each Transferring Employee's vacation days available in 1997 shall be at least equal to the number of days that would have been available for 1996 if the Transferring Employee were employed by the Buyer for the full year, counting all of the Transferring Employee's service with Seller as service for the Buyer. Buyer shall recognize all service with Seller of those employees of the GBO Included Business who accept employment with Buyer (a "Transferring Employee") for purposes of vesting and eligibility to participate in Buyer's vacation, pension, 401(k), severance (which will become effective 180 days after the Effective Time) and sick pay programs and for vesting purposes under Buyer's pension plan. The pre-existing condition requirements of Buyer's medical benefit plans and the evidence of insurability requirements of Buyer's group term life insurance program shall be waived for Transferring Employees. The parties agree to cooperate in the period prior to Closing with respect to employment transition matters that may arise and with respect to issues that may arise in connection with such transition under the WARN Act.

                  Buyer and Seller agree that assets (including any outstanding loans) equal to all of the account balances of the Transferring Employees (except for Transferring Employees who are eligible for retirement under Seller's Pension Plans and who elect not to have their account balances transferred) in any Seller defined contribution pension plan will be transferred, in trustee-to-trustee transfer, to Buyer's 401(k) plan pursuant to applicable law. Buyer's 401(k) plan shall accept such transfers which shall occur as soon as reasonably possible subsequent to the contribution of Seller's profit sharing contribution to its defined contribution pension plan for the 1996 calendar year. Buyer has provided Seller with a copy of the most recent favorable determination letter issued by the Internal Revenue Service with respect to Buyer's 401(k) plan and Buyer represents that nothing has occurred on or prior to the transfers described in this Section 10.1 which will cause Buyer's 401(k) plan to fail to be tax-qualified. Buyer and Seller shall cooperate in making, and shall make, all the appropriate filings required under the Code and ERISA, and the regulations thereunder, and shall further cooperate to ensure that the transfers described in this Section 10.1 satisfy the applicable requirements of Sections 401(k), 414(l) and 401(a)(12) of the Code and the regulations thereunder.

                  (b) Seller has adopted the modifications to its severance plan in the manner previously disclosed to Buyer.

                  (c) Buyer shall reimburse Seller for one-half of any severance costs (cash compensation and costs for payroll taxes, 401(k) plan contributions, pensions and group health and life insurance ("Additional Benefit Costs") under Seller's modified severance plan (a copy of which has been provided to Buyer) that Seller may be required to pay to any employee of the GBO Included Business who is offered employment by Buyer (or one of its Affiliates) at the time of Closing, but who elects not to accept such offer and whose employment with Seller terminates; provided, however, that Buyer's reimbursement obligation pursuant to this subsection (c) shall not exceed $3,000,000 in the aggregate if Buyer relocates employees at the Berkeley Headquarters Building to a location within the Interstate 495 loop and Buyer provides to such relocated employees a reasonable commute assistance program. There shall be no limitation on Buyer's reimbursement obligation under this Section 10.1(c) if Buyer (i) relocates employees at the Berkeley Headquarters Building to a location outside a 20-mile radius from the Berkeley Headquarters Building and does not provide such a reasonable commute assistance program, or (ii) relocates outside the area bounded by the Interstate 495 loop corridor.

                  (d) Buyer shall reimburse Seller for three-quarters of any severance costs (cash compensation and Additional Benefit Costs) that Seller may be required to pay to any employee of the GBO Included Business who accepts Buyer's offer of employment at the time of Closing but whose employment with Buyer (or one of its Affiliates) is terminated without cause within six (6) months after the Effective Time.

                  (e) Buyer shall reimburse Seller for amounts up to a maximum of $5,000,000 that Seller may be required to pay or incur (including any Additional Benefit Costs) with respect to payments to GBO Division Employees under Seller's retention bonus plan (a copy of which has been furnished to Buyer). With respect to payments to be made under pension plans attributable to such retention bonus plan, Buyer shall pay Seller a lump sum payment equal to the net present value of such future pension plan payments computed using a discount rate equal to 7.5%. Such reimbursements or payments shall be made by Buyer to Seller within five (5) Business Days after Buyer has received from Seller a request for such reimbursement or payments together with such information relating to the payments for which reimbursement or payments is requested as shall be reasonably requested by Buyer.

                  (f) Except as set forth in this Section 10.1, Buyer shall have no liability to any employee or any former employee of Seller or the GBO Included Business or to Seller by reason of the past employment by Seller or its affiliated company or by reason of any benefit plan including any severance or disability plan for any of such employees and any retirement or post retirement benefit plan of Seller; and Seller will indemnify and hold harmless Buyer against any claim or Liability to any such employee by reason of such employment or any such benefit arising by reason of service (or termination of service) at any time up to and including the Closing Date. Except as expressly above provided in this Section 10.1, it is the intention of the parties that all accrued vacation of the Transferring Employees be paid on or prior to the Closing Date by Seller and that bonus and other benefit amounts of the Transferring Employees be paid when due by Seller. Seller shall have no liability with respect to any Transferring Employee under an employee benefit plan maintained by Buyer or any Affiliate of Buyer and Buyer will indemnify and hold harmless Seller against any claim or Liability to any employee of Buyer (including Transferring Employees) with respect to such employee benefit plans.

                  (g) Nothing herein shall be construed to cause any person to be deemed to be other than an "at will" employee.


                                   ARTICLE XI

                       CONDITIONS TO OBLIGATIONS OF BUYER

                  The obligation of Buyer to consummate the transactions contemplated by this Agreement at the Closing is subject to the satisfaction by Seller or waiver by Buyer of the following conditions on or before the Closing
Date:

                  Section 11.1 Representations and Warranties Correct. All of Seller's representations and warranties shall be true and correct in all material respects on the date hereof and on the Closing Date as if made on such date and the aggregate effect of all inaccuracies in Seller's representations and warranties contained herein as of the date hereof shall not have had a Material Adverse Effect (for this purpose treating each such representation which has a Material Adverse Effect qualification as if it did not have such a qualification). Buyer shall have received from appropriate officers of Seller a certificate or certificates to such effect, in form and substance reasonably satisfactory to Buyer.

                  Section 11.2 Performance; No Default. Seller shall have performed and complied in all material respects with all the material obligations, agreements and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing and Buyer shall have received from appropriate officers of Seller a certificate or certificates to such effect, in form and substance reasonably satisfactory to Buyer.

                  Section 11.3 Absence of Injunction. There shall be no order or decree entered in any action or proceeding before a Governmental Entity of competent jurisdiction restraining, enjoining or prohibiting the consummation of this Agreement or the transactions contemplated hereby.

                  Section 11.4 Governmental Approvals. The consents, approvals, permits and licenses (including any third party administrator and utilization review authority) of Governmental Entities contemplated by Sections 2.7 and 3.3 shall have been obtained, or waiting periods referenced therein shall have expired without adverse action, and no Governmental Entity having jurisdiction over the business of Buyer shall have imposed any materially burdensome new condition on Buyer. For purposes hereof, the imposition of a requirement to maintain total adjusted capital at a level higher than 150% of "Company action level" risk based capital by the Delaware Department, or the imposition of the Delaware Department of other restrictions on ordinary dividends so long as such total adjusted capital level is met, shall be considered materially burdensome. Notwithstanding the provisions of the first sentence hereof, if notwithstanding compliance with the terms of Section 7.1, any required relicensure contemplated by Section 2.7(ii) has not been obtained prior to the Effective Time, such failure to obtain relicensure shall not constitute a failure to satisfy the condition set forth in this Section 11.4 unless such failure would have a Material Adverse Effect with respect to the GBO Business.

                  Section 11.5 Consents. The consents and approvals of third parties (other than Governmental Entities) set forth on Schedule 11.5 shall have been obtained, and such consents and approvals shall not impose upon the Buyer or the GBO Included Business any conditions or other requirements which would (i) cause the Buyer or the GBO Included Business any material additional costs or (ii) materially interfere with the continued operations of the GBO Included Business as it is presently conducted.

                  Section 11.6 Intercompany Accounts. Except as otherwise provided in Section 5.10 hereof, there shall be no intercompany obligation of the GBO Subsidiaries to Seller or its Affiliates reflected on the Closing GAAP Balance Sheet.

                  Section 11.7 Transfer Taxes. Seller shall have paid, or caused to be paid, all stock transfer and other transfer taxes required to be paid in connection with the sale and delivery by Seller of the GBO Subsidiaries Shares and the sale, assignment, transfer and conveyance of the GBO Included Assets, or the execution, delivery and performance of contracts or agreements pursuant to or contemplated by this Agreement and shall have caused all appropriate stock transfer tax stamps to be affixed to the certificate or certificates representing the GBO Subsidiaries Shares so sold and delivered.

                  Section 11.8 No Material Adverse Effect. No event shall have occurred which shall have resulted or is reasonably likely to result in a Material Adverse Effect with respect to the GBO Included Business; provided, however, that the failure to obtain consent to the assignment of any or all GBO Included Contracts (other than those GBO Included Contracts listed on Schedule 11.5) shall not constitute a Material Adverse Effect.

                  Section 11.9 Resignation of Directors. The directors of each of the GBO Subsidiaries shall have resigned effective as of the Closing.

                  Section 11.10 Other Transactional Agreements. The License Agreement, Coinsurance Agreement, Administration Agreement, Assumption Reinsurance Agreement, Lease Agreements, Lease Assignments, and Service Agreement shall have been entered into at Closing.

                  Section 11.11 Opinion of Counsel for Seller. Buyer shall have received an opinion, dated the date of Closing, from Rogers & Wells, counsel to the Seller, in form and substance reasonably satisfactory to Buyer.


                                   ARTICLE XII

                       CONDITIONS TO OBLIGATIONS OF SELLER

                  The obligation of Seller to consummate the transactions contemplated by this Agreement at the Closing is subject to the satisfaction by Buyer or waiver by Seller of the following conditions, on or before the Closing
Date:

                  Section 12.1 Representations and Warranties Correct. All of Buyer's representations and warranties shall be true and correct in all material respects on the date hereof and on the Closing Date as if made on such date, and the aggregate effect of all inaccuracies in Buyer's representations and warranties contained herein as of the date hereof shall not have had a Material Adverse Effect (for this purpose treating each such representation which has a Material Adverse Effect qualification as if it did not have such a qualification). Seller shall have received from appropriate officers of Buyer a certificate or certificates to such effect, in form and substance reasonably satisfactory to Seller.

                  Section 12.2 Performance; No Default. Buyer shall have performed, observed and complied in all material respects with all the material obligations and conditions required by this Agreement to be performed, observed or complied with by it at or prior to the Closing, and Seller shall have received from appropriate officers of Buyer a certificate to such effect, in form and substance reasonably satisfactory to Seller.

                  Section 12.3 Absence of Injunction. There shall be no order or decree entered in any action or proceeding before a Governmental Entity of competent jurisdiction materially restraining, enjoining or prohibiting the consummation of this Agreement or the transactions contemplated hereby.

                  Section 12.4 Governmental Approvals. Buyer shall have complied with its obligations under Section 6.4, and the consents and approvals of Governmental Entities contemplated by Section 2.7 shall have been obtained.

                  Section 12.5 No Material Adverse Effect. No event shall have occurred which shall have resulted or is reasonably likely to result in a Material Adverse Effect with respect to Buyer or Unicare.

                  Section 12.6 Other Transaction Documents. The License Agreement, Coinsurance Agreement, Administration Agreement, Assumption Reinsurance Agreement, Lease Agreements, Lease Assignments, and Service Agreement shall have been entered into at Closing.

                  Section 12.7 Offers to GBO Employees. Buyer shall have made the offers of employment to the GBO Employees required by Article X.

                  Section 12.8 Buyer Capital Contribution to Buyer. Buyer shall have made a capital contribution, if necessary, to Unicare sufficient to provide Unicare with a 150% Company Action Risk Based Capital level, and Seller shall have received a certificate from the chief financial officer of Buyer certifying to such effect, in form and substance reasonably satisfactory to Seller.

                  Section 12.9 Opinion of Counsel for Buyer. Seller shall have received an opinion, dated the date of Closing, from Brobeck, Phleger & Harrison LLP, counsel to the Buyer, in form and substance reasonably satisfactory to Seller.


                                  ARTICLE XIII

                              DELIVERIES AT CLOSING

                  At or prior to the Closing, the parties will deliver the following documents or such documents in substitution therefor as are satisfactory to the recipient:

                  Section 13.1 Deliveries by Seller. Seller will deliver to
Buyer:

                  (a) certificates representing all of the GBO Subsidiaries Shares, accompanied by stock powers duly executed in blank or duly executed instruments of transfer and any other documents that are necessary to transfer to Buyer good title to all the GBO Subsidiaries Shares free and clear of all Liens, including all required transfer and documentary stamps;

                  (b) the certificates executed by officers of Seller provided for in Sections 11.1 and 11.2;

                  (c) duly executed counterparts of the GBO Conveyancing Documents conveying title to all of the GBO Included Assets;

                  (d) the resignation of directors of each of the GBO Subsidiaries;

                  (e) the Opinion of Counsel for Buyer;

                  (f) evidence, reasonably satisfactory in form and substance to Buyer, of final unappealable approvals of the applicable Governmental Authorities of the reinsurance of the Coinsured Policies required to be obtained by Seller as contemplated by this Agreement;

                  (g) such other instruments and documents as may be reasonably requested by, and in form and substance reasonably satisfactory to, Buyer.

                  Section 13.2 Deliveries by Buyer. Buyer will deliver to
Seller:

                  (a) the Purchase Price;

                  (b) the certificates executed by officers of Buyer provided for in Sections 12.1, 12.2 and 12.8;

                  (c) duly executed counterparts of the GBO Conveyancing Documents;

                  (d) duly executed assumption and indemnification agreements in connection with all the GBO Included Liabilities;

                  (e) the Opinion of Counsel for Seller;

                  (f) evidence, reasonably satisfactory in form and substance to Seller, of final unappealable approvals of the Delaware Insurance Department of the reinsurance of Coinsured Policies as contemplated by this Agreement;

                  (g) such other instruments and documents as may be reasonably requested by, and in form and substance reasonably satisfactory to, Seller.

                  Section 13.3 Deliveries by Seller and Buyer. Seller and Buyer shall each deliver:

                  (a) a duly executed counterpart of the Coinsurance Agreement;

                  (b) a duly executed counterpart of the Administration
         Agreement;

                  (c) a duly executed counterpart of the Assumption Reinsurance Agreement;

                  (d) a duly executed counterpart of the License Agreement;

                  (e) a duly executed counterpart of each of the Lease
         Agreements;

                  (f) a duly executed counterpart of the Service Agreement; and

                  (g) a duly executed counterpart of each of the Lease Assignments.

                                   ARTICLE XIV

                                 INDEMNIFICATION

                  Section 14.1  Indemnification.

                  (a) Seller will indemnify, defend and hold harmless Buyer and its Affiliates, and their respective directors, officers and employees from and against any and all demands, actions, proceedings, suits (by any Person, entity or group, including, without limitation, any Governmental Entity) and Liabilities, paid or incurred, resulting from or arising out of any Third Party Claim (as defined in Section 14.2 hereof) or Direct Claim (as defined in Section 14.3) (including, without limitation, the reasonable costs and expenses of defending any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises arising out of Third Party Claims or Direct Claims and reasonable attorneys' fees in connection therewith) (individually and collectively "Buyer Indemnifiable Losses") relating to, resulting from or arising out of any breach of any of the representations, warranties, covenants or agreements of Seller contained in this Agreement; provided, however, that Seller shall not have any Liability for such indemnification (other than indemnification with respect to liabilities imposed on Buyer in respect of GBO Excluded Liabilities, liability arising out of the failure to obtain consent to assignment of any GBO Division Leases or GBO Division Contracts and any amount payable pursuant to Section 1.2(b), liability arising out of the failure to obtain consent to assignment or delegation of duties of ASO Contracts and any amount payable pursuant to Section 1.3, inability of Buyer to obtain discounts from GBO Providers pursuant to Sections 5.12(b) and 5.12(e), failure of Seller to have properly credentialed GBO Providers pursuant to Section 5.12(d), failure to assign and transfer to Buyer the hardware and MIS Software pursuant to Section 8.8 and covenants to be performed after the Closing, including, without limitation, covenants to be performed after the Closing pursuant to the Coinsurance Agreement, the Assumption Reinsurance Agreement, the Administration Agreement, the Service Agreement, the License Agreement, the Lease Agreements and the Lease Assignments (the "Separate Transaction Documents") unless the aggregate of all Buyer Indemnifiable Losses for which Seller would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $2,500,000, in which case Seller's Liability shall be only for such excess, but no more than the amount of the Purchase Price.

                  (b) Buyer will indemnify, defend and hold harmless Seller and its Affiliates, and their respective directors, officers and employees from and against any and all demands, actions, proceedings, suits (by any Person, entity or group, including, without limitation, any Governmental Entity) and Liabilities, paid or incurred, resulting from or arising out of any Third Party Claim or Direct Claim (including, without limitation, the reasonable costs and expenses of defending any and all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises arising out of Third Party Claims and Direct Claims, and reasonable attorneys' fees in connection therewith (individually and collectively, "Seller Indemnifiable Losses") relating to, resulting from or arising out of (i) any breach of any of the representations, warranties, covenants or agreements of Buyer contained in this Agreement, and
(ii) any of the GBO Included Liabilities; provided, however, that Buyer shall not have any Liability for such indemnification (other than indemnification with respect to liabilities imposed on Seller in respect of GBO Included Liabilities assumed by Buyer under the terms of the Transaction Documents, performance of obligations under ASO Contracts pursuant to Section 1.3(b) and for covenants to be performed after the Closing, including, without limitation, covenants to be performed after the Closing pursuant to the Separate Transaction Documents) unless the aggregate of all Seller Indemnifiable Losses for which Buyer would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $2,500,000, in which case Buyer's Liability shall be only for such excess.

                  (c) Except as set forth in subsection (i) below, this Article XIV shall be the exclusive remedy for Buyer and Seller, as the case may be, relating to, resulting from or arising out of any breach by the other party of any of the representations, warranties, covenants or agreements of such other party contained in this Agreement. Indemnification under the indemnification provisions contained in the Separate Transaction Documents is to be determined in accordance with the terms of such Separate Transaction Documents.

                  (d) For purposes of this Agreement, "Indemnity Payment" means any amounts of Indemnifiable Losses required to be paid pursuant to this Section 14.1.

                  (e) For purposes of this Agreement, "Indemnitee" means any Person entitled to indemnification under this Agreement.

                  (f) For purposes of this Agreement, "Indemnifying Party" means any Person required to provide indemnification under this Agreement.

                  (g) All statements contained herein or in any Schedule hereto, or in any certificate delivered at the Closing, will be deemed representations and warranties within the meaning of this Article XIV.

                  (h) No claim for Indemnifiable Losses made hereunder with respect to any representation or warranty shall be made after expiration of the survival period relating thereto set forth in Section 15.9.

                  (i) Notwithstanding any provisions of this Article XIV to the contrary, the provisions of Sections 1.2(b), 1.3, 2.19, 3.4, 5.12 and 8.8 shall be separate from and in addition to the obligations of the Buyer under this
Article XIV.

                  Section 14.2  Defense of Third Party Claims.

                  (a) If an Indemnitee receives notice of the assertion or commencement, as the case may be, of any claim, demand, action, proceeding or suit by any Person (including, without limitation, any Governmental Entity) who is not a party to this Agreement or who is not an Indemnitee hereunder against such Indemnitee, with respect to which any Indemnifying Party is obligated to provide indemnification under Section 14.1 of this Agreement (a "Third Party Claim"), the Indemnitee will give the Indemnifying Party prompt written notice thereof. Such notice will describe the Third Party Claim in reasonable detail, will be accompanied by all notices and documents (including court papers) received by the Indemnitee with respect thereto and will indicate the estimated amount, if practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in or, by giving written notice to the Indemnitee, to elect to assume, the defense of any Third Party Claim at the Indemnifying Party's own expense and by the Indemnifying Party's own counsel (which counsel will be reasonably satisfactory to the Indemnitee) and the Indemnitee will, to the extent requested, cooperate in good faith in such defense; provided, however, that the Indemnitee may at its own expense retain separate counsel to participate in such defense, it being understood, however, that if the Indemnitee so chooses to participate in the defense, the Indemnifying Party nevertheless shall be entitled to control the defense. The cooperation referred to in the preceding sentence shall include the retention and (upon the Indemnifying Party's reasonable request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and for testimony.

                  (b) If an Indemnitee is given written notice from the Indemnifying Party that such Indemnifying Party has elected to assume the defense of any Third Party Claim, the Indemnifying Party will not be liable for any legal expenses incurred by the Indemnitee after such notice is given in connection with the defense thereof and the assumption of such defense by the Indemnified Party; provided, however, that if the Indemnifying Party fails to assume the defense of such Third Party Claim within thirty (30) calendar days after receiving notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for any reasonable expenses therefor. Notwithstanding anything contained herein to the contrary, the Indemnitee will have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense of such action or proceeding if the named parties to any such suit, action or proceeding include both the Indemnifying Party and the Indemnitee and if representation of both parties by the same counsel would be inappropriate because, in the reasonable opinion of counsel to the Indemnitee, (i) there are or may be legal defenses available to the Indemnitee that are different from or additional to those available to the Indemnifying Party, or (ii) a conflict or potential conflict exists between the Indemnifying Party and the Indemnitee; provided, however, that the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate counsel (in addition to any local counsel) for all such Indemnities.

                  In the event that any Indemnifying Party does not elect to assume the defense of any Third Party Claim in accordance with this Section 14.2, such Indemnifying Party will be obligated as provided in this Section 14.2 for all costs of defense of the Indemnitee.

                  The Indemnitee shall not knowingly or intentionally admit any liability with respect to, or settle, compromise or discharge any Third Party Claim prior to expiration of the 30-day period provided in the first paragraph of this Section 14.2(b). If the Indemnifying Party shall elect not to assume the defense of a Third Party Claim, the Indemnitee nevertheless will not enter into a settlement, compromise or discharge of such claim without the consent of the Indemnifying Party, which consent will not be unreasonably withheld. Without obtaining a complete and unconditional release of the Indemnitee from any further liability in respect of a Third Party Claim, the Indemnifying Party will not enter into any settlement, compromise or discharge of such Claim without the consent of the Indemnitee, which consent will not be unreasonably withheld.

                  (c) A failure to give timely notice as provided in this
Section 14.2 will not affect the rights or obligations of any party hereunder except as provided in Section 14.1(g) and except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was adversely affected in its ability to defend a claim or there was an increase in the amount of the Indemnifiable Losses which such party is obligated to pay hereunder or such party was otherwise actually prejudiced as a result of such failure.

                  (d) Upon making any Indemnity Payment, the Indemnifying Party will, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Indemnifiable Loss to which the Indemnity Payment relates; provided, however, that until the Indemnitee recovers full payment of its Indemnifiable Loss, any and all claims of the Indemnifying Party against any such third party on account of said Indemnity Payment are hereby made expressly subordinated and subjected in right of payment to the Indemnitee's rights against such third party. Without limiting the generality of any other provision hereof, each such Indemnitee and Indemnifying

Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

                  Section 14.3 Direct Claims. In the event of any Indemnitee should have a claim under this Article XIV against any Indemnifying Party that does not involve a Third Party Claim (a "Direct Claim"), the Indemnitee shall deliver a written notification of an Indemnifiable Loss under this Article XIV specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Indemnifiable Loss (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party and, in any event, within the time period referred to in Section 14.1(g). So long as Indemnitee provides the Indemnity Notice within the time period referred to in Section 14.1(g), the failure by any Indemnitee to give the Indemnifying Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby or if the Indemnity Notice is not given. If the Indemnifying Party notifies the Indemnitee that it does not dispute the Indemnifiable Loss described in such Indemnity Notice or fails to notify the Indemnitee within thirty (30) calendar days following receipt by an Indemnifying party of an Indemnity Notice whether the Indemnifying Party disputes the Indemnifiable Loss described in such Indemnity Notice, the Indemnifiable Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Article XIV and the Indemnifying Party shall pay the amount of such Indemnifiable Loss to the Indemnitee on demand. If the Indemnifying Party has timely disputed its liability with respect to such Indemnifiable Loss, the Indemnifying Party and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the period ending sixty (60) calendar days following receipt by the Indemnifying Party of the Indemnity Notice, such dispute shall be resolved by a court of competent jurisdiction.


                                   ARTICLE XV

                                   ARBITRATION

                  Section 15.1 General. Any dispute or difference between the parties with respect to the operation or interpretation of this Agreement or any of the other Transaction Documents on which an amicable understanding cannot be reached shall be decided by binding arbitration in Denver, Colorado. The arbitrators may rely upon principles of fairness, equity, reason and custom in the insurance and reinsurance industry in reaching their decision.

                  Section 15.2 Initiation of Arbitration. To initiate arbitration, a party shall send by certified mail, return receipt requested, to the other party, at the address specified in Section 16.3 hereof, a notice demanding arbitration.

                  Section 15.3 Appointment of Arbitrators. A panel of three (3) arbitrators will decide any dispute or difference between the parties. All arbitrators must be (a) disinterested officers or retired officers of life insurance or life reinsurance companies other than the parties to this Agreement or their Affiliates, or (b) disinterested persons of comparable experience. Each of the parties agrees to appoint one of the arbitrators. In the event that either party should fail to appoint its arbitrator within twenty (20) Business Days following receipt of the notice demanding arbitration set forth in Section
15.2 hereof, the party demanding such arbitration may appoint the second arbitrator before entering upon arbitration. The two party-appointed arbitrators shall select a third arbitrator. In the event that the two party-appointed arbitrators shall not be able to agree on the choice of the third arbitrator within twenty (20) Business Days following their appointment, the parties may agree on a third arbitrator within the next twenty (20)

Business Days, and if they have not then so agreed, the Denver, Colorado office of the American Arbitration Association shall, at the request of either party, appoint as such third arbitrator a person who meets the qualifications specified in the second sentence of this Section 15.3.

                  Section 15.4 Decision. The decision in writing by any two arbitrators shall be final and binding on both of the parties. Judgment may be entered upon a final decision of the arbitrators in any court of competent jurisdiction. Arbitrators pursuant to this Article XV shall be governed by the Federal Arbitration Act, Title 9, United States Code.

                  Section 15.5 Expenses of Arbitration. Each party shall bear the expense of its own arbitrator (whether selected by that party, or by the other party pursuant to the procedures set out in Section 15.3 hereof) and related outside attorneys' fees, and shall jointly and equally bear with the other party the expenses of the third arbitrator and of the arbitration.

                  Section 15.6 Location of Arbitration. Any arbitration instituted pursuant to this Article shall be held in Denver, Colorado or at such other location as the parties hereby shall agree.

                  Section 15.7 Survival of Article. This Article XV shall survive termination of this Agreement.

                  Section 15.8 Other Actions. Submission of a matter to arbitration shall be a condition precedent to any right to institute a proceeding at law or in equity concerning such matter, except for injunctive or other provisional relief pending the arbitration of a matter subject to arbitration pursuant to this Reinsurance Agreement.


                                   ARTICLE XVI

                     MISCELLANEOUS PROVISIONS AND AGREEMENTS

                  Section 16.1 Confidentiality. The parties hereto agree that the terms of this Agreement and all technical, financial, insurance, data processing, performance and client information owned by a party and furnished or disclosed to the other party hereunder, shall be treated as proprietary and confidential information and shall be held in strict confidence and shall not, without the prior written consent of the party furnishing or disclosing such information, be made available or disclosed to any third party or be used by the other party thereto other than as contemplated hereunder; provided, however that Seller and Buyer may explain and reveal information concerning the transactions contemplated by this Agreement to the extent necessary in the ordinary course of business, to their agents, customers, employees and intermediaries; and provided, further, that the parties shall have the right to disclose and make available any such information that (i) was publicly known or otherwise known to the party receiving the information prior to the time of such disclosure, (ii) subsequently becomes publicly known through no act or omission by the party receiving the information or any person acting on its behalf or (iii) otherwise becomes known to the party receiving the information other than through disclosure by such party or an affiliate thereof; and provided, further, that the party receiving such information may deliver or disclose such information to
(a) its directors, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to this Agreement and the transactions contemplated hereby), (b) its financial advisors and other professional advisors who agree to hold confidential such information substantially in accordance with the terms of this Section 16.1, (c) any federal or state regulatory authority having jurisdiction over such party, (d) the National Association of Insurance Commissioners or any similar organization or any nationally recognized ratings agency that requests access to such information, or (e) any other Person to which such delivery or disclosure may be necessary or appropriate (1) to effect compliance with any law, rule, regulation or order applicable to such party, (2) in connection with any litigation to which such party is a party, or (3) if a default has occurred and is continuing, to the extent such party may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Agreement; and provided, further, that in connection with any disclosure made pursuant to (e)(1) or (e)(2) above, the disclosing party shall to the extent reasonably practicable provide prompt prior written notice of such disclosure so that the other party may seek a protective order or other appropriate remedy; and provided, further, that Buyer may file this Agreement with its current and periodic reports to the SEC. Buyer and Seller will continue to comply with the provisions of the Confidentiality Agreement dated April 25, 1995 as amended and restated on October 10, 1996.

                  Section 16.2 Expenses. Each party will bear its own expenses, including the fees of any attorneys, accountants, investment bankers or others engaged by it, in connection with this Agreement and the transactions contemplated hereby, except as otherwise expressly provided herein.

                  Section 16.3 Notices. All notices, requests, demands and other communications made hereunder will be in writing and will be deemed duly given upon delivery if delivered personally, upon confirmation of transmission if sent by telex or facsimile, upon the third Business Day after mailing if sent by registered or certified mail, postage prepaid, and upon receipt if sent by reputable overnight courier, as follows, or to such other address or Person as either party may designate by notice to the other parties hereunder:

                  If to Seller:

                           John Hancock Mutual Life Insurance Company
                           200 Clarendon Street
                           Boston, MA  02117
                           Attention: Thomas E. Moloney, Chief Financial Officer
                           Telephone: (617) 572-0600
                           Fax:       (617) 572-5170

                  With copies to:

                           John Hancock Mutual Life Insurance Company
                           200 Clarendon Street
                           Boston, MA  02117
                           Attention: Michael H. Studley, Esq., Vice President
                                      and Counsel
                           Telephone: (617) 572-9253
                           Fax:       (617) 572-1565

                           Rogers & Wells
                           200 Park Avenue
                           New York, NY  10166
                           Attention: Paul C. Meyer, Esq.
                           Telephone: (212) 878-8176
                           Fax:       (212) 878-8375

                  If to Buyer:

                           WellPoint Health Networks Inc.
                           21555 Oxnard Street
                           Woodland Hills, CA  91367
                           Attention:         Leonard D. Schaeffer, Chairman and
                                              Chief Executive Officer
                           Telephone:         818-703-3145
                           Fax:               818-703-3253

                  With copies to:

                           WellPoint Health Networks Inc.
                           21555 Oxnard Street
                           Woodland Hills, CA  91367
                           Attention:         Thomas C. Geiser, Esq., General
                                              Counsel
                           Telephone:         818-703-2412
                           Fax:               818-703-4406

                           Brobeck, Phleger & Harrison LLP
                           Spear Street Tower
                           One Market
                           San Francisco, CA  94105
                           Attn:  Ronald B. Moskovitz, Esq.
                           Telephone:         415-442-0900
                           Fax:               415-442-1400

                  Section 16.4 Amendments; Termination. This Agreement cannot be changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein will be effective unless evidenced by an instrument in writing duly executed by the proper party. This Agreement (except for the provisions of Sections 3.4, 4.6, 15.1 and 15.2 which will continue in effect) and the transactions contemplated hereby may be terminated and abandoned at any time prior to the Closing Date (i) by mutual written agreement of Buyer and Seller, (ii) by Buyer or Seller upon written notice given to the other after entry of a restraining order or injunction restraining or prohibiting the transactions contemplated by this Agreement and the expiration or unfavorable disposition of all appeals related thereto, (iii) by Buyer or Seller, upon ten (10) Business Days' written notice to the other, if the Closing shall not have taken place by January 31, 1997 other than by reason of a matter within the control of the party asserting such termination. In the event of any termination permitted by the preceding sentence, the parties hereto will have no liabilities pursuant to this Agreement to the other party hereto, except for liabilities arising under Sections 3.4, 4.6, 15.1 and 15.2. Without prejudice to any other rights or remedies which it may have, either party may, prior to the Closing, forthwith abandon the transactions contemplated hereby by written notice to the other party if any of the conditions to the obligations of the abandoning party to close the transactions contemplated hereby have not been fulfilled prior to January 31, 1997 and shall not have been waived.

                  Section 16.5 Consent to Jurisdiction. Each of Buyer and Seller irrevocably submits to the exclusive jurisdiction of (i) the Court of Chancery of the State of Delaware and (ii) the United States District Court for the District of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Seller and Buyer agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the District of Delaware or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Chancery Court of the State of Delaware, New Castle County. Buyer further agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail in care of WellPoint Health Networks Inc., 21555 Oxnard Street, Woodland Hills, California 91367, Attention of the General Counsel shall be effective service of process for any action, suit or proceeding brought against Buyer in any such court. Seller further agrees that service of process, summons, notice of document by hand delivery or registered mail in care of John Hancock Mutual Life Insurance Company, 200 Clarendon Street, Boston, Massachusetts 02117, shall be effective service of process for any action, suit or proceeding brought against Seller in any such court. Each of Buyer and Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Chancery Court of the State of Delaware, New Castle County or (ii) the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 16.6 Assignment; Affiliate of Buyer. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted successors (including, but not limited to, the surviving company of any merger involving a party), legal representatives and assigns, but this Agreement may not be assigned by either party without the written consent of the other party; provided, however, that Buyer may assign this Agreement to Unicare for purposes of causing Unicare to purchase the GBO Division Assets and assume the GBO Division Liabilities, but such assignment shall not relieve Buyer of ultimate liability under this Agreement if Unicare shall fail to perform the obligations of Buyer hereunder.

                  Section 16.7 Entire Agreement. This Agreement, the Annexes and Schedules attached hereto and the other agreements among the parties referred to herein, contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all previous written or oral negotiations, commitments and writings. The section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. This Agreement may be executed in two or more counterparts, and all such counterparts will constitute one and the same instrument.

                  Section 16.8 Applicable Law. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

                  Section 16.9  Survival.

                  (a) The representations and warranties of Seller contained in
Article II and Article IV of this Agreement shall survive the Closing and shall terminate on the second anniversary of the Closing; provided, however, that the representations contained in Sections 2.13 and 2.20 shall survive until the expiration of the relevant statute of limitations.

                  (b) The representations and warranties of Buyer contained in
Article III of this Agreement shall survive the Closing and shall terminate on the second anniversary of the Closing; provided, however, that the representations and warranties in Section 3.5 shall terminate on the third anniversary of the Closing.

                  Section 16.10 Further Assurances. Each of Seller and Buyer will use its reasonable best efforts to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

                  Section 16.11 Definition of "Knowledge." In each case in this Agreement or in any Schedule hereto or in any certificate delivered pursuant hereto in which a Person makes a representation or warranty based on the "knowledge" or on what is "known" to such Person, such Person represents and warrants only as to the knowledge of Executive Officers of such Person having direct or indirect responsibility for the matter in question, including in the case of any Subsidiary, the Executive Officers of such Subsidiary.

                  Section 16.12 Parties in Interest. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to the parties hereto. No provision of this Agreement shall give any third Persons any right of subrogation or action over or against the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.


                                       JOHN HANCOCK MUTUAL LIFE
                                       INSURANCE COMPANY



                                       By:
                                          -------------------------------------
                                           Name:    Thomas E. Moloney
                                           Title:   Chief Financial Officer


                                       WELLPOINT HEALTH NETWORKS INC.



                                       By:
                                          -------------------------------------
                                          Name:    D. Mark Weinberg
                                          Title:   Executive Vice President